PURCHASE AND SALE AGREEMENT

                                 by and between


                                   CONOCO INC.
                       (formerly Continental Oil Company)
                             Charter Number 0917525

                                       and

                        CONOCO OFFSHORE PIPE LINE COMPANY
                                   (ASSIGNOR)

                                       and

                            STONE ENERGY CORPORATION
                                   (ASSIGNEE)





                              ---------------------

                  EWING BANK 305, MAIN PASS 144, MAIN PASS 290,
              MAIN PASS 311, SHIP SHOAL 176, SOUTH MARSH ISLAND 9,
                        AND SOUTH MARSH ISLAND 107 FIELDS
                                       and
                      SLEEPING TURTLE GATHERING FACILITIES,
                       EUGENE ISLAND FLOWLINE SYSTEM, AND
                         SOUTH MARSH ISLAND 288 PIPELINE

                               Offshore, Louisiana

                              ---------------------





                              Dated October 8, 2001
                           Effective December 31, 2001

                           PURCHASE AND SALE AGREEMENT

                                TABLE OF CONTENTS


                                                                          Page
ARTICLE 1.  PROPERTY DESCRIPTION...........................................1
         1.1  The Property.................................................1
         1.2  Exclusions from the Property.................................2
         1.3  Ownership of Production from the Property....................5
         1.4  Hydrocarbon Imbalances.......................................5

ARTICLE 2.  CONSIDERATION..................................................6
         2.1  Purchase Price...............................................6
         2.2  Adjustments at Closing.......................................7
         2.3  Adjustments after Closing....................................8
         2.4  Payment Method...............................................9
         2.5  Principles of Accounting.....................................9
         2.6  Reporting Value of the Property..............................9
         2.7  Section 1031 Exchange........................................9

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES.................................9
         3.1  Reciprocal Representations and Warranties....................9
         3.2  ASSIGNOR's Representations and Warranties....................10
         3.3  ASSIGNEE's Representations and Warranties....................11
         3.4  Limitation as to Environmental Matters.......................12
         3.5  Notice of Changes............................................12
         3.6  Representations and Warranties Exclusive.....................12

ARTICLE 4.  DISCLAIMER OF WARRANTIES.......................................12
         4.1  Title; Encumbrances..........................................12
         4.2  Condition and Fitness of the Property........................12
         4.3  Information About the Property...............................13
         4.4  Information in Exhibits......................................14
         4.5  Subrogation of Warranties....................................14
         4.6  Disclaimers Deemed Conspicuous...............................14

ARTICLE 5.  DUE DILIGENCE REVIEW OF THE PROPERTY...........................14
         5.1  Records Review and Confidentiality...........................14
         5.2  Physical Inspection..........................................14
         5.3  Environmental Assessment.....................................15
         5.4  Government Approvals.........................................17
         5.5  Preferential Rights and Consents to Assign...................19
         5.6  Title Defects................................................20
         5.7  Casualty Losses and Government Takings.......................22
         5.8  Termination Due to Impairments to the Property...............23

ARTICLE 6.  CLOSING AND POST-CLOSING OBLIGATIONS...........................23
         6.1  Closing Date.................................................23
         6.2  Conditions to Closing........................................24
         6.3  Closing......................................................26
         6.4  Post-Closing Obligations.....................................27

ARTICLE 7.  ASSUMED AND RETAINED RIGHTS AND OBLIGATIONS....................28
         7.1  ASSIGNEE's Rights After Closing..............................28
         7.2  ASSIGNEE's Obligations After Closing.........................28
         7.3  ASSIGNOR's Obligations After Closing.........................29
         7.4  Plugging and Abandonment Obligations.........................30
         7.5  Environmental Obligations....................................31

ARTICLE 8.  INDEMNITIES....................................................32
         8.1  Definition of Claims.........................................32
         8.2  Application of Indemnities...................................32
         8.3  ASSIGNEE's Indemnity.........................................33
         8.4  ASSIGNOR's Indemnity.........................................33
         8.5  Notices and Defense of Indemnified Claims....................34
         8.6  ASSIGNOR's Indemnity Limit...................................34
         8.7  NORM.........................................................34
         8.8  Pending Litigation and Claims................................34
         8.9  Waiver of Consequential and Punitive Damages;
                 Data Room Matters.........................................34

ARTICLE 9.  TAXES AND EXPENSES.............................................35
         9.1  Recording Expenses...........................................35
         9.2  Ad Valorem, Real Property and Personal Property Taxes........35
         9.3  Severance Taxes..............................................35
         9.4  Tax and Financial Reporting..................................36
         9.5  Sales and Use Taxes..........................................36
         9.6  Income Taxes.................................................36
         9.7  Incidental Expenses..........................................36

ARTICLE 10.  OPERATIONS AFTER CLOSING......................................36
         10.1  ASSIGNOR-Operated Properties................................36
         10.2  ASSIGNEE's Approval.........................................37

ARTICLE 11.  MISCELLANEOUS.................................................37
         11.1  Preferential Right to Purchase and Process Production.......37
         11.2  Dispute Resolution..........................................39
         11.3  Suspense Accounts...........................................39
         11.4  ASSIGNOR's Marks and Logos; Post-Closing Inspections........39
         11.5  Survival of Representations and Warranties..................39
         11.6  Public Announcements........................................39
         11.7  Notices.....................................................40
         11.8  Effective Date..............................................40
         11.9  Binding Effect; Assignment..................................40
         11.10  Entire Agreement and Amendment.............................41
         11.11  Interpretation.............................................41
         11.12  Third-Party Beneficiaries..................................42
         11.13  Successors and Assigns.....................................42
         11.14  Severability...............................................42
         11.15  Counterparts...............................................42
         11.16  Governing Law..............................................42
         11.17  Exhibits...................................................42
         11.18  Waiver.....................................................42
         11.19  Default and Remedies.......................................42

                             INDEX OF DEFINED TERMS

                                                                          Page
Adverse Environmental Condition............................................15
Agreement..................................................................1
Allocated Value............................................................9
ASSIGNEE...................................................................1
ASSIGNEE's Assumed Obligations.............................................28
Assignment Documents.......................................................26
ASSIGNOR...................................................................1
ASSIGNOR's Retained Obligations............................................29
Casualty Loss..............................................................22
Claims.....................................................................32
Closing....................................................................23
Closing Date...............................................................23
Code.......................................................................9
Conoco.....................................................................1
Consents...................................................................19
COPL.......................................................................1
Downstream Pipelines.......................................................2
Effective Date.............................................................1
Environmental Defect Value.................................................15
Environmental Laws.........................................................16
Environmental Obligations..................................................31
Final Settlement Statement.................................................8
Gaseous Hydrocarbons.......................................................37
Government Taking..........................................................22
Hart-Scott-Rodino Act......................................................19
Hydrocarbons...............................................................5
Includes...................................................................41
Inspector..................................................................15
Interim Period.............................................................36
Knowledge..................................................................41
Lease Property and Equipment...............................................2
Leases.....................................................................1
Liquid Hydrocarbons........................................................37
Miscellaneous Personal Property............................................2
MMS........................................................................11
NORM.......................................................................30
OCS........................................................................11
Overriding Royalty Interests...............................................2
Performance Deposit........................................................6
Permits and Easements......................................................2
Pipeline Inventory.........................................................5
Plugging and Abandonment Obligations.......................................30
Post-Sale Hydrocarbon Imbalances...........................................2
Pre-Sale Hydrocarbon Imbalances............................................4
Preferential Rights........................................................19
Preliminary Settlement Statement...........................................7
Property...................................................................1
Property Records...........................................................2
Property Taxes.............................................................35
Purchase Price.............................................................6
Related Contracts..........................................................2
Stock Tank Oil.............................................................5
STONE......................................................................1
Title Defect...............................................................20
Wells......................................................................2

                           PURCHASE AND SALE AGREEMENT

                                LIST OF EXHIBITS

A        Schedule 1 - Oil and Gas Leasehold Interests and Units
         Schedule 2 - Wells
         Schedule 3 - Platforms, Pipelines, Other Immovables and Equipment,
                        and Miscellaneous Personal Property
         Schedule 4 - Easements, Surface Leases, and Permits
         Schedule 5 - Related Contracts
         Schedule 6 - Overriding Royalty Interests
         Schedule 7 - Allocation of Purchase Price

B        B-1 -  ASSIGNOR's Assignment Notice
         B-2 -  ASSIGNEE's Assignment Notice

C        Pending Litigation and Claims Affecting the Property

D        Schedule 1 - Assignment of Record Title to Oil and Gas Lease Schedule 2
         - Assignment of Oil and Gas Lease Operating Rights Schedule 3 - Bill of Sale Schedule 4 - Assignment of Overriding Royalty Interests

E        Assignment of Contracts

F        Nonforeign Affidavit

G        Production, Transportation and Processing Imbalances

H        Dispute Resolution Procedures

I        Form of Performance Bond

                           PURCHASE AND SALE AGREEMENT
  (Ewing Bank 305, Main Pass 144, Main Pass 290, Main Pass 311, Ship Shoal 176,
             South Marsh Island 9, and South Marsh Island 107 Fields
                                       and
    Sleeping Turtle Gathering Facilities, Eugene Island Flowline System, and
                        South Marsh Island 288 Pipeline)


This Purchase and Sale Agreement (the "Agreement"), executed on October 8, 2001, and effective December 31, 2001 at 11:59 p.m., local time (the "Effective Date"), is between CONOCO INC.(formerly Continental Oil Company, Charter Number 0917525, "Conoco"), a Delaware corporation, with offices at 600 North Dairy
Ashford, Houston, Texas 77079, CONOCO OFFSHORE PIPE LINE COMPANY ("COPL"), a Delaware corporation, with offices at 600 North Dairy Ashford, Houston, Texas 77079, and STONE ENERGY CORPORATION ("STONE"), a Delaware corporation with offices at 625 East Kaliste Saloom Road, Lafayette, Louisiana 70508. As used in this Agreement, the term "ASSIGNOR" means Conoco and (to the extent of the Downstream Pipelines) COPL, and the term "ASSIGNEE" means Stone. Notwithstanding any other provision to the contrary, but subject to Section 6.2.8, the representations, warranties, covenants, obligations, liabilities and indemnities of Conoco and COPL under this Agreement are several and not joint.

                                    RECITALS:
                                    --------

Conoco owns certain producing oil and gas properties in the Ewing Bank, Main Pass, Ship Shoal, and South Marsh Island Areas situated in the Gulf of Mexico, offshore the state of Louisiana, together with related facilities and contractual rights, and desires to assign its interest in this property and facilities, and transfer these contractual rights.

COPL owns certain common carrier pipelines associated with such producing oil and gas properties and desires to assign its interest in this property.

Stone desires to acquire Conoco's and COPL's interests in these properties, facilities and contractual rights.

Therefore, Conoco, COPL and Stone agree to the sale of Conoco's and COPL's interests in these properties, facilities and contractual rights to Stone on the terms and conditions set forth in this Agreement.

ARTICLE 1.  PROPERTY DESCRIPTION
            --------------------

1.1  The  Property.  Subject to the terms of this  Agreement  and except for the excluded items described under Section 1.2, ASSIGNOR shall sell, convey, and assign to ASSIGNEE and ASSIGNEE shall purchase, pay for, and accept all of ASSIGNOR's right and title to, and interest in, the following (collectively the "Property"):

         1.1.1 The oil, gas and mineral lease(s), operating rights and other interests in oil and gas described in Exhibit A, Schedule 1, and all rights, privileges and obligations appurtenant to those interests and leases, together with all rights and interest in any unit in which such leases are included (to the extent that such rights and interests arise from and are associated with such leases and operating rights), INSOFAR AND ONLY INSOFAR AS those interests, rights and leases cover and include the lands, depths (being all depths unless otherwise specified) and rights described in Exhibit A, Schedule 1 (the "Leases");

         1.1.2 All oil, gas and condensate wells (whether producing, not producing or abandoned), water source, water injection and other injection or disposal wells and systems located on the Leases, including those described in Exhibit A, Schedule 2 (the "Wells"), together with all equipment, facilities, pipelines, flow lines, gathering systems (other than gas plant gathering systems), platforms, caissons, subsea equipment, tank batteries, improvements, fixtures, inventory, spare parts, tools, moveables, immovables, abandoned property and junk, and other personal property on the Leases or the sea floor covered by the Leases, or directly used held for use in developing or operating the Leases and Wells, or producing, treating, storing, compressing, processing or transporting Hydrocarbons on the Leases and Wells, including those items described in Exhibit A, Schedule 3 (the "Lease Property and Equipment");

         1.1.3 To the extent assignable or transferable, all permits, licenses, easements, rights-of-way, servitudes, land, surface leases, surface use agreements, and similar rights and interests applicable to or used in operating the Leases, Wells, Lease Property and Equipment or Overriding Royalty Interests, as described in Exhibit A, Schedule 4 (the "Permits and Easements");

         1.1.4 To the extent assignable or transferable, all contracts and contractual rights, obligations and interests INSOFAR ONLY as they cover and are attributable to the Leases, Wells, or Lease Property and Equipment, including without limitation unit agreements (and any declaration or order of any governmental authority associated therewith), farmout agreements, farmin agreements, operating agreements, and hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionating agreements, which include those described in Exhibit A, Schedule 5 (the "Related Contracts");

         1.1.5 Any overriding royalty interests, net profit interests or other oil and gas interests described in Exhibit A, Schedule 6 (the "Overriding Royalty Interests"), including all rights and obligations pertaining to the Overriding Royalty Interests under any of the Related Contracts;

         1.1.6 All rights against and obligations to third parties with respect to any production, transportation and processing imbalances attributable to Hydrocarbons produced from the Property on and after the Effective Date (the "Post-Sale Hydrocarbon Imbalances");

         1.1.7 The pipelines downstream of the Leases as described in Exhibit A, Schedule 3, (the "Downstream Pipelines"); and


         1.1.8 All other tangibles, miscellaneous interests or other assets on or directly used in connection with the Leases, Wells, Lease Property and Equipment, Permits and Easements, Related Contracts, Downstream Pipelines, or Overriding Royalty Interests (the "Miscellaneous Personal Property"), including copies of all lease files, land files, well files, geologic and interpretive maps, well logs, the right to use and analyze cores and other physical samples or materials from the Wells, core analyses and other well test results, production records, division order files, abstracts, title opinions, and contract files, insofar as they are directly related to the Leases (the "Property Records").

1.2 Exclusions from the Property. The Property to be conveyed and assigned under this Agreement does not include:

         1.2.1 Unless the parties otherwise agree in writing and enter into a separate data license agreement and except as expressly provided in Section 1.1.8, (i) seismic, geological, geochemical, or geophysical data (including cores and other physical samples or materials from wells or tests) belonging to ASSIGNOR or licensed from third parties, and (ii) interpretations of seismic, geological, geochemical or geophysical data belonging to ASSIGNOR or licensed from third parties;

         1.2.2 ASSIGNOR's intellectual property used in developing or operating the Leases, Wells, Lease Property and Equipment, or Overriding Royalty Interests, including proprietary computer software, computer software licensed from third parties, patents, pending patent applications, trade secrets, copyrights, and names, marks and logos (all of which ASSIGNEE will remove as soon as possible after Closing);

         1.2.3 ASSIGNOR's   right,   title  and  interest  in  the  Permits  and
               Easements, to the extent they are attributable and allocable to rights and interests retained by ASSIGNOR (if any);

         1.2.4 ASSIGNOR's corporate, financial and tax records, and legal files, except that ASSIGNOR will provide ASSIGNEE with copies of any tax records that are necessary for ASSIGNEE's ownership, administration or operation of the Leases, Wells, Lease Property and Equipment, Related Contracts or Overriding Royalty Interests;

         1.2.5 Notwithstanding any other provision of this Agreement to the contrary, any records or information that ASSIGNOR considers proprietary or confidential (including employee information and internal valuation data regarding the Leases, Wells, Lease Property and Equipment, Miscellaneous Personal Property, Related Contracts or Overriding Royalty Interests), or which ASSIGNOR cannot legally provide to ASSIGNEE because of third-party restrictions;

         1.2.6 Trade credits and rebates from contractors and vendors, and adjustments or refunds attributable to any period before the Effective Date, including transportation tax credits and refunds, tariff refunds, take-or-pay claims, insurance premium adjustments, and audit adjustments under the Related Contracts;

         1.2.7 Claims of ASSIGNOR for refund of or loss carry forwards with respect to (i) production, windfall profit, severance, ad valorem or any other taxes attributable to any period prior to the Effective Date, (ii) income or franchise taxes, or (iii) any taxes attributable to the excluded items described in this
               Section 1.2;

         1.2.8 (i) All deposits, cash, checks in process of collection, cash equivalents and funds attributable to any period prior to the Effective Date, (ii) all accounts and notes receivable attributable to any period prior to the Effective Date, and (iii) any security or other deposits made with third parties prior to the Effective Date;

         1.2.9 All proceeds, benefits, income or revenues attributable to periods prior to the Effective Date received in connection (i) with accounts and notes receivable relating to the Property (other than accounts receivable related to joint interest billings under applicable operating agreements) for the period between the Effective Date and the Closing Date, it being recognized and agreed that ASSIGNEE will receive full credit for such receivables pursuant to the provisions of Section 2.2.2, or
               (ii) any excluded items described in this Section 1.2;

        1.2.10 Claims and causes of action arising from acts, omissions or events, or damage or destruction of the Property before the Effective Date, and all rights, titles, claims and interests of ASSIGNOR (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or letter of credit, or (iii) to any insurance or condemnation proceeds or awards;

        1.2.11 All rights, obligations, benefits, awards, judgments, and settlements, if any, applicable to the pending and potential litigation, Claims and proceedings listed under the section of Exhibit C entitled "ASSIGNOR's Responsibility";

        1.2.12 (i) All contracts for support services to which ASSIGNOR is a party (except for those contracts specifically listed as part of the Related Contracts in Exhibit A, Schedule 5), and the Related Contracts insofar as they pertain to oil and gas interests of ASSIGNOR other than the interests being assigned and conveyed to ASSIGNEE under this Agreement, and (ii) all offshore service agreements and charter party agreements to which ASSIGNOR is a party, whether or not services thereunder are or were utilized in connection with the property interests being assigned and conveyed to ASSIGNEE under this Agreement;

        1.2.13 Any production sales contracts between ASSIGNOR and ASSIGNOR's affiliates or subsidiaries, and all swap, futures, or derivative contracts backed by or related to the Hydrocarbons;

        1.2.14 (i) Any pipelines, facilities and equipment located on the Leases that were not used in the past or are not currently used or held for use in connection with the development or operation of the Leases and Wells or the production of Hydrocarbons from or in the Leases and Wells, and (ii) all gas processing plants and their associated facilities, pipelines and gathering lines, wherever located;

        1.2.15 (i) All radio towers, remote terminal units, personal computer equipment, vehicles, communication equipment, and photocopy machines, wherever located, (ii) all leased vehicles and equipment for which ASSIGNEE does not assume the applicable lease under this Agreement, and (iii) all third party equipment and property located on or used in connection with the Leases, Wells, or Lease Property and Equipment, including contractor equipment;

        1.2.16 ASSIGNOR's rights under any existing contracts providing for the gathering, compression, treating, transportation or processing of oil or gas produced from the Leases or Wells, other than those contracts listed on Exhibit A, Schedule 5 (ASSIGNEE will need to make its own arrangements for these matters with respect to its production from the Leases);

        1.2.17 Any payments to ASSIGNOR from third parties relating to joint interest billings (including overhead charges) under applicable operating agreements and attributable to operations between the Effective Date and the first day of the month following the Closing Date, which ASSIGNOR shall be entitled to retain without adjustment to the Purchase Price; and

        1.2.18 All  rights  against  and  obligations  to third  parties  with respect to any production, transportation and processing imbalances which exist and are attributable to Hydrocarbons produced from the Property prior to the Effective Date (the "Pre-Sale Hydrocarbon Imbalances").

1.3  Ownership of Production from the Property.

        1.3.1  Production Before the Effective Date.

               (i) ASSIGNOR will own all merchantable oil, gas, condensate and gas liquids ("Hydrocarbons") produced from the Property before the Effective Date. If, on the Effective Date, Hydrocarbons produced from the Property before the Effective Date are stored in the Lease or unit stock tanks (the "Stock Tank Oil"), or in Lease or unit gathering lines or production facilities upstream of the sale or custody transfer meters of the purchaser or processor of Hydrocarbon production from the Property (the "Pipeline Inventory"), ASSIGNEE shall purchase from ASSIGNOR the merchantable Stock Tank Oil above pipeline connections in the stock tanks and the Pipeline Inventory for the market value which shall be based upon (1) for oil, ASSIGNOR's posted price for South Louisiana Sweet (Onshore) crude oil at Empire, Louisiana, less taxes and transportation fees deducted by the purchaser of such oil, and (2) for gas plant products, if any, the market value of the unsold inventory at the point of sale. ASSIGNEE will pay ASSIGNOR for the Stock Tank Oil and Pipeline Inventory as an adjustment to the Purchase Price at Closing, as provided in Section 2.2.

               (ii) The Stock Tank Oil and the Pipeline Inventory will be gauged and measured as of 7:00 a.m. local time where the Property is located on the Effective Date. ASSIGNOR and ASSIGNEE will accept the Lease or unit operator's tank gauge readings, meter tickets or other inventory records of the Stock Tank Oil and Pipeline Inventory.

        1.3.2 Production After the Effective Date. ASSIGNEE will own all Hydrocarbons produced from the Property on and after the Effective Date. If the Effective Date precedes the Closing Date, ASSIGNOR will sell on ASSIGNEE's behalf all Hydrocarbons produced from the Property between the Effective Date and the Closing Date, and ASSIGNOR will credit ASSIGNEE for the proceeds of these sales as an adjustment at Closing, as provided in Section 2.2. Subject to any continuing sale obligations under the Related Contracts, and ASSIGNOR's preferential right to purchase Hydrocarbons from the Property, as provided in Section 11.1, ASSIGNEE may sell Hydrocarbons produced from the Property on and after the Closing Date as it deems appropriate.

1.4 Hydrocarbon Imbalances. ASSIGNOR represents to ASSIGNEE that, although ASSIGNOR will make a good faith attempt to balance the Property to zero as of the Effective Date, as indicated in Exhibit G, certain imbalances may exist with third parties as a result of production, transportation, processing or sales of Hydrocarbons attributable to ASSIGNOR's ownership of Hydrocarbons produced from the Property prior to the Effective Date. The imbalances are such that ASSIGNOR is either entitled to make up or receive delivery of Hydrocarbons, or payments in lieu thereof, in accordance with the provisions of certain applicable gas balancing and other agreements. ASSIGNEE and ASSIGNOR agree that all liabilities, duties, obligations, benefits and entitlements with respect to all such imbalances are specifically reserved by ASSIGNOR, and that ASSIGNOR retains all of its contractual rights with third parties as a result of such imbalances, but retains no right to balance any such Hydrocarbons in kind from ASSIGNEE's share of production from the Leases. ASSIGNEE and ASSIGNOR further agree that the existence of such imbalances owed by or to ASSIGNOR shall not be deemed to be a Title Defect, and that ASSIGNEE has no liabilities, duties, obligations, benefits or entitlements whatsoever to any such imbalances. To the extent ASSIGNEE is requested to deliver Hydrocarbons from the Leases after the Effective Date to any third party as a result of any imbalance in existence as of the Effective Date, ASSIGNOR hereby covenants and further agrees promptly to deliver to ASSIGNEE, upon ASSIGNEE's written demand, a like quantity and quality of Hydrocarbons. Said Hydrocarbons will be delivered by ASSIGNOR to ASSIGNEE at a mutually acceptable location whereby ASSIGNEE receives the same value, giving consideration to all relevant factors, including location, transportation costs, pipeline fuel charges, and differences in pipeline fuel charges and quality and heating content. To the extent ASSIGNOR is entitled to make up or receive delivery of Hydrocarbons from other co-owners in the Leases after the Effective Date as a result of any imbalance in existence as of the Effective Date, and ASSIGNOR is unable to secure a payment or other delivery of the imbalance elsewhere than at the Leases, ASSIGNEE hereby covenants and further agrees to receive such Hydrocarbons for the account of ASSIGNOR, upon ASSIGNOR's written request, and to redeliver such Hydrocarbons to ASSIGNOR. If ASSIGNOR and ASSIGNEE determine no later than one (1) year after Closing that the Pre-Sale Hydrocarbon Imbalances stated in Exhibit G are inaccurate, the parties agree that the remedies provided in this Section
     1.4 are their sole remedies for any difference between the Pre-Sale Hydrocarbon Imbalances set forth in Exhibit G and the correct Pre-Sale
     Hydrocarbon Imbalances determined by the parties, all other remedies as between ASSIGNOR and ASSIGNEE being waived and released regardless of when any inaccuracy may be discovered or adjustments in balancing accounts may be made.

ARTICLE 2.  CONSIDERATION
            -------------

2.1  Purchase Price.

        2.1.1 Amount Due at Closing. At Closing, ASSIGNEE will pay ASSIGNOR Two Hundred Forty Six Million, Three Hundred Thousand dollars (U.S. $246,300,000.00) for the Property (the "Purchase Price"), adjusted by the Closing adjustments specified in Section 2.2. The Purchase Price will be subject to the further post-Closing adjustments specified in Section 2.3. For purposes of this Agreement and for federal income tax purposes, the Purchase Price will be allocated among the various portions of the Property and among depreciable assets and nondepreciable (or depletable) assets as provided in Exhibit A, Schedule 7.

        2.1.2 Performance Deposit. Upon execution of this Agreement, ASSIGNEE shall pay to ASSIGNOR ten percent (10%) of the Purchase Price (U.S. $24,630,000.00) as a performance deposit ("Performance Deposit") on the Property to be transferred to ASSIGNEE to assure ASSIGNEE's performance under this Agreement. The Performance Deposit is solely to assure the performance of ASSIGNEE pursuant to the terms and conditions of this Agreement. If ASSIGNEE refuses or is unable for any reason (including failure to obtain financing) to close the transaction in accordance with the terms of this Agreement, ASSIGNOR may, at its sole option, retain the Performance Deposit as agreed liquidated damages and not as a penalty. However, if this Agreement is terminated pursuant to the provisions of Sections 5.3 (Environmental Assessment), 5.4 (Governmental Approvals), 5.6 (Title Defects), 5.7 (Casualty
               Loss),  5.8  (Termination  Due to Impairments to the Property) or
               11.19.2 (ASSIGNEE's Remedies) of this Agreement, the Performance Deposit shall be returned without interest as provided in this Agreement. If Closing occurs, ASSIGNOR at its sole option may either (i) return the Performance Deposit to ASSIGNEE, without interest, at Closing, in which case ASSIGNEE must pay ASSIGNOR the full amount of the Purchase Price at Closing, adjusted as provided in Section 2.2, or (ii) retain and credit the Performance Deposit against the Purchase Price at Closing, in which case ASSIGNEE must pay ASSIGNOR an amount equal to the Purchase Price, adjusted as provided in Section 2.2, less the Performance Deposit. If preferential rights are exercised on any portion of the Property such that ASSIGNEE will not be acquiring that portion, ASSIGNOR shall return to ASSIGNEE without interest a proportionate amount of the Performance Deposit allocable (based on the Allocated Values) to such portion of the Property, and the remaining amount of the Performance Deposit shall become the Performance Deposit for the remainder of the Property.

2.2  Adjustments at Closing.

        2.2.1 Preliminary Settlement Statement. At Closing, the Purchase Price will be adjusted as set forth in Sections 2.2.2 and 2.2.3. No later than five (5) business days prior to Closing, ASSIGNOR will provide ASSIGNEE a Preliminary Settlement Statement identifying all adjustments to the Purchase Price to be made at Closing (the "Preliminary Settlement Statement"). ASSIGNOR and ASSIGNEE acknowledge that some items in the Preliminary Settlement Statement may be estimates or otherwise subject to change in the Final Settlement Statement for the Property, to be prepared pursuant to Section 2.3.

        2.2.2 Upward Adjustments. The Purchase Price will be increased by the following expenses and revenues:

               (i) ASSIGNOR's share of all actual production expenses, operating expenses, overhead charges under applicable
                    operating   agreements  and  capital  expenditures  paid  or
                    incurred by ASSIGNOR in connection with the Property (including without limitation royalties, minimum royalties, rentals, and prepaid charges), to the extent they are attributable to ownership or operation of the Property on and after the Effective Date; provided that with respect to those portions of the Property for which ASSIGNOR is a one hundred percent (100%) working interest owner, all attributable costs of production, including overhead charges, shall be computed in accordance with ASSIGNOR's existing accounting practices;

               (ii) ASSIGNOR's   share  of  any   proceeds   from  the  sale  of
                    Hydrocarbon production and other income from the Property received by ASSIGNEE, to the extent they are attributable to the ownership or operation of the Property before the Effective Date, and the value of the Stock Tank Oil and the Pipeline Inventory; and

               (iii)Any other  increases in the Purchase Price specified in this
                    Agreement or otherwise agreed in writing between ASSIGNOR and ASSIGNEE prior to or at Closing.

        2.2.3 Downward Adjustments. The Purchase Price will be decreased by the following expenses and revenues:

               (i) ASSIGNOR's share of all actual production expenses, operating expenses, overhead charges under applicable
                    operating   agreements  and  capital  expenditures  paid  or
                    incurred by ASSIGNEE in connection with the Property (including without limitation royalties, minimum royalties, rentals, and prepaid charges), to the extent they are attributable to operation of the Property before the Effective Date (except as provided in Section 2.2.2(iii); provided that with respect to those portions of the Property for which ASSIGNOR is a one hundred percent (100%) working interest owner, all attributable costs of production, including overhead charges, shall be computed in accordance with ASSIGNOR's existing accounting practices;

               (ii) ASSIGNOR's   share  of  any   proceeds   from  the  sale  of
                    Hydrocarbon production (before deduction of any royalties under the applicable pricing provisions of any oil, gas and gas plant liquids sales and processing agreements) and other income received by ASSIGNOR from the Property, to the extent they are attributable to the ownership or operation of that Property on and after the Effective Date; and

               (iii)Any other  decreases in the Purchase Price specified in this
                    Agreement or otherwise agreed in writing between ASSIGNOR and ASSIGNEE prior to or at Closing.

2.3  Adjustments after Closing.

        2.3.1 Final Settlement Statement. Within 120 days after Closing, ASSIGNOR will prepare a final settlement statement for the Property containing a final reconciliation of the adjustments to the Purchase Price specified in Section 2.2 (the "Final Settlement Statement"). (However, failure of ASSIGNOR to complete the Final Settlement Statement within 120 days after Closing will not constitute a waiver of any right to an adjustment otherwise due.) ASSIGNEE will have 30 days after receiving the Final Settlement Statement to provide ASSIGNOR with written exceptions to any items in the Final Settlement Statement that ASSIGNEE believes in good faith to be questionable. All items in the Final Settlement Statement to which ASSIGNEE does not except within the 30-day review period will be deemed correct.

        2.3.2 Payment of Post-Closing Adjustments. Any additional adjustments to the Purchase Price (including disputed items) will be offset against each other so that only one payment is required. The party owing payment will pay the other party the net post-closing adjustment to the Purchase Price within 10 days after the expiration of ASSIGNEE's 30-day review period for the Final Settlement Statement. However, the payment of any disputed items will be subject to the further rights of the parties under
               Section 2.3.3.

        2.3.3 Resolution of Disputed Items. After the completion and delivery of the Final Settlement Statement, the parties agree to negotiate in good faith to attempt to reach agreement on the amount due with respect to any disputed items in the Final Settlement Statement. If the parties reach agreement on the amount due with respect to any disputed items, and a payment adjustment is required, the party owing payment will pay the other party within 10 days after the parties reach agreement. If the parties are unable to agree on the amount due with respect to any disputed items within 60 days after ASSIGNOR receives ASSIGNEE's written exceptions to the Final Settlement Statement, then the dispute shall be resolved under the dispute resolution provisions of Exhibit H.

        2.3.4 Further Revenues and Expenses. After the completion of the post-Closing adjustments under this Section 2.3, (i) if either party receives revenues that belong to the other party under this Agreement, the party receiving the revenues agrees to promptly remit those revenues to the other party, and (ii) if either party pays expenses that are the responsibility of the other party under this Agreement, the party on whose behalf the expenses were paid agrees to promptly reimburse the other party for the expenses paid on its behalf upon receiving satisfactory evidence of such payment. However, neither party will be obligated to reimburse the other party for any such expense in excess of $5,000 unless it has been consulted about that expense prior to payment, unless that payment was required by a government agency or other government entity.

2.4 Payment Method. Unless the parties otherwise agree in writing, all payments under this Agreement will be by wire transfer in immediately available funds to the account(s) designated by the party receiving payment.

2.5 Principles of Accounting. The Preliminary Settlement Statement and Final Settlement Statement will be prepared in accordance with generally accepted accounting principles in the petroleum industry and with reasonable supporting documentation for each item in those statements.

2.6 Reporting Value of the Property. Neither party will take any position in preparing financial statements, tax returns, reports to shareholders or governmental authorities, or otherwise, that is inconsistent with allocation of value for the Property in Exhibit A, Schedule 7, unless the parties otherwise agree in writing. The value assigned to each portion of the Property in Exhibit A, Schedule 7 is hereafter referred to as the "Allocated Value" of that portion of the Property.

2.7 Section 1031 Exchange. ASSIGNOR and ASSIGNEE hereby agree that either ASSIGNOR or ASSIGNEE shall have the right at any time prior to Closing to assign all or a portion of its rights under this Agreement to a Qualified Intermediary (as that term is defined in Section 1.1031(k)-1(g)(4)(v) of the Treasury Regulations) in order to accomplish the transaction in a manner that will comply, either in whole or in part, with the requirements of a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, (the "Code"). In the event either party assigns its rights under this Agreement pursuant to this Section 2.7, such party agrees to notify the other party in writing of such assignment at or before Closing. If ASSIGNOR assigns its rights under this Agreement for this purpose, ASSIGNEE agrees to (i) consent to ASSIGNOR's assignment of its rights in this Agreement in form attached hereto as Exhibit B-1, and (ii) pay the Purchase Price into a qualified escrow or qualified trust account at Closing as directed in writing. If ASSIGNEE assigns its rights under this Agreement for this purpose, ASSIGNOR agrees to (i) consent to ASSIGNEE's assignment of its rights in this Agreement in the form of Exhibit B-2, (ii) accept the Purchase Price from the qualified escrow or qualified trust account at Closing, and (iii) at Closing, convey and assign directly to ASSIGNEE the Property which is the subject of this Agreement upon satisfaction of the other conditions to Closing and other terms and conditions hereof. ASSIGNOR and ASSIGNEE acknowledge and agree that any assignment of this Agreement to a Qualified Intermediary shall not release either party from any of their respective liabilities and obligations to each other under this Agreement, and that neither party represents to the other that any particular tax treatment will be given to either party as a result thereof.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES
            ------------------------------

3.1 Reciprocal Representations and Warranties. By their execution of this Agreement, ASSIGNOR and ASSIGNEE each represent and warrant that the following statements are true and accurate as to itself, as of the execution date of this Agreement, the Effective Date and the Closing Date.

        3.1.1 Corporate Authority. It is a corporation duly organized and in good standing under the laws of its state of incorporation, is duly qualified to carry on its business in the states or jurisdictions where the Property is located, and has all the requisite power and authority to enter into and perform this Agreement.

        3.1.2 Requisite Approvals. Upon execution of this Agreement, it will have taken all necessary actions pursuant to its articles of incorporation, by-laws and other governing documents to fully authorize (i) the execution and delivery of this Agreement and any transaction documents related to this Agreement; and (ii) the consummation of the transaction contemplated by this Agreement.

        3.1.3 Validity of Obligation. This Agreement and all other transaction documents it is to execute and deliver on or before the Closing Date (i) have been duly executed by its authorized representatives; (ii) constitute its valid and legally binding obligations; and (iii) are enforceable against it in accordance with their respective terms.

        3.1.4 No Violation of Contractual Restrictions. Its execution, delivery and performance of this Agreement does not conflict with or violate any agreement or instrument to which it is a party or by which it is bound, except any provision contained in agreements customary in the oil and gas industry relating to (i) the preferential right to purchase all or any portion of the Property; (ii) required consents to transfer and related provisions; (iii) maintenance of uniform interest provisions; and
               (iv) any other third-party approvals or consents contemplated in this Agreement.

        3.1.5 No Violation of Other Legal Restrictions. Its execution, delivery and performance of this Agreement does not violate any law, rule, regulation, ordinance, judgment, decree or order to which it or the Property is subject.

        3.1.6 No Restraining Litigation. To its knowledge and subject to those matters listed in Exhibit C, there is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or, to its knowledge, threatened, against it before any court or governmental agency that seeks to restrain or prohibit, or to obtain substantial damages from it, with respect to this Agreement or the consummation of all or part of the transaction contemplated in this Agreement.

        3.1.7  Bankruptcy.   There   are  no   bankruptcy,   reorganization   or
               receivership proceedings pending, being contemplated by, or to its actual knowledge, threatened against it.

        3.1.8 Broker's Fees. It has not incurred any obligation for brokers, finders or similar fees for which the other party would be liable.

3.2 ASSIGNOR's Representations and Warranties. By its execution of this Agreement, ASSIGNOR represents and warrants to ASSIGNEE that the following statements are true and accurate, as of the execution date of this Agreement, the Effective Date and the Closing Date.

        3.2.1 Mortgages and Other Instruments. The transfer of the Property to ASSIGNEE does not violate any covenants or restrictions imposed on ASSIGNOR by any bank or other financial institution in connection with a mortgage or other instrument, and will not result in the creation or imposition of a lien on any portion of the Property.

        3.2.2 Compliance with Laws. Except as disclosed by ASSIGNOR in writing prior to Closing and limited by Section 3.4, if ASSIGNOR is the operator of the Property, to ASSIGNOR's knowledge, it is in compliance with all laws, rules, regulations and orders pertaining to the Property.

        3.2.3 Permits. Except as disclosed by ASSIGNOR in writing prior to Closing and limited by Section 3.4, if ASSIGNOR is the operator of the Property, to ASSIGNOR's knowledge, it has all governmental permits necessary for the operation of the Property and is not in default under any permit, license or agreement relating to the operation and maintenance of the Property.

        3.2.4 Lawsuits and Claims. Except as disclosed in Exhibit C to this Agreement and limited by Section 3.4, to ASSIGNOR's knowledge, there is no demand or lawsuit, nor any compliance order, notice of probable violation or similar governmental action, pending or threatened before any court or governmental agency that (i) would result in an impairment or loss of title to any part of the Property, or substantial impairment of the value thereof, or (ii) would hinder or impede the operation of the Property.

3.3 ASSIGNEE's Representations and Warranties. By its execution of this Agreement, ASSIGNEE represents and warrants to ASSIGNOR that the following statements are true and accurate, as of the execution date of this Agreement, the Effective Date and the Closing Date.

        3.3.1 Independent Evaluation. ASSIGNEE is an experienced and knowledgeable investor in the oil and gas business. ASSIGNEE has been advised by and has relied solely on its own expertise and legal, tax, reservoir engineering and other professional counsel concerning this transaction, the Property and the value thereof.

        3.3.2 Qualification. ASSIGNEE is now or at Closing will be, and thereafter will continue to be, qualified to own and operate any federal or state of Louisiana oil, gas and mineral leases that constitute part of the Property, including meeting all bonding requirements. Consummating the transaction contemplated in this Agreement will not cause ASSIGNEE to be disqualified or to exceed any acreage limitation imposed by law, statute or regulation.

        3.3.3 Securities Laws and ASSIGNEE's Other Dealings. ASSIGNEE has complied with all federal and state securities laws applicable to the sale of the Property and will comply with such laws if it subsequently disposes of all or any part of the Property. ASSIGNEE is acquiring the Property for its own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C.ss.77a et seq., and any other rules, regulations, and laws pertaining to the distribution of securities. Except for traditional mortgage financing from reputable financial institutions, ASSIGNEE has not sought or solicited, nor is ASSIGNEE participating with, investors, partners or other third parties in order to fund the Purchase Price or the Performance Deposit and to close this transaction, and all funds used by ASSIGNEE in connection with this transaction are ASSIGNEE's own funds.

        3.3.4  Governmental  Bonding.   ASSIGNEE  is  unaware  of  any  fact  or
               circumstance which would preclude or inhibit unconditional approval of ASSIGNOR's assignment(s) of that portion of the Property which constitutes state or federal oil, gas and mineral leases in the Outer Continental Shelf ("OCS") of the Gulf of Mexico to ASSIGNEE by the state of Louisiana or the Minerals
               Management Service of the United States Department of the Interior ("MMS"), as the case may be, including meeting existing or increased area-wide bonding or any other bonding requirements of the MMS.

        3.3.5 MMS Operator's Bond Qualification. ASSIGNEE is unaware of any fact or circumstance which would preclude or inhibit ASSIGNEE's qualification to operate the federal oil, gas and mineral leases and pipeline(s) subject hereto in the Gulf of Mexico OCS, for which ASSIGNEE is seeking operatorship, including meeting the existing or increased area-wide bonding or any other bonding or supplemental security requirements of the MMS.

        3.3.6 ASSIGNEE's Funds. ASSIGNEE has arranged or will arrange to have available by the Closing Date sufficient funds to enable the ASSIGNEE to pay in full the Purchase Price as herein provided and otherwise to perform its obligations under this Agreement without financing that is subject to any material contingency.

        3.3.7 ASSIGNEE Financial Statements. ASSIGNEE's financial statements supplied to ASSIGNOR, together with the notes thereto, are complete and correct in all material respects and present fairly the financial position and the results of operations of ASSIGNEE as of the dates and for the periods therein indicated, and all such statements have been prepared and conformed with accounting principles generally applied on a consistent basis throughout the periods involved. Since the last date of such financial statements, there has not been any material adverse change, however caused, in the business, assets, liabilities (actual or contingent), earnings, financial or other conditions or other operations of ASSIGNEE.

        3.3.8 No Holding Company. ASSIGNEE is not (i) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) subject in any respect to the provisions of that act.

        3.3.9 No Investment Company. ASSIGNEE is not (i) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or
               (ii) subject in any respect to the provisions of that act.

3.4 Limitation as to Environmental Matters. The warranties and representations of ASSIGNOR in this Article 3 do not extend to environmental matters, permits, compliance with environmental laws and regulations, and environmental lawsuits and environmental Claims pertaining to the ownership or operation of the Property. All liabilities and obligations of ASSIGNOR and ASSIGNEE with respect to environmental matters, permits, compliance with environmental laws and regulations, and environmental lawsuits and environmental Claims pertaining to the ownership or operation of the Property will be governed solely and exclusively by the provisions of
     Sections 5.3, 5.8, 7.5, and 8.4, regardless of the warranties or representations in this Article 3.

3.5 Notice of Changes. Prior to Closing, ASSIGNOR and ASSIGNEE will each give the other prompt written notice of any matter materially affecting any of their representations or warranties under this Article 3 or rendering any such warranty or representation untrue or inaccurate.

3.6 Representations and Warranties Exclusive. All representations and warranties contained in this Agreement (including without limitation those in this Article 3 are exclusive, and are given in lieu of all other representations and warranties, express or implied.

ARTICLE 4.  DISCLAIMER OF WARRANTIES
            ------------------------

4.1 Title; Encumbrances. ASSIGNOR CONVEYS THE PROPERTY TO ASSIGNEE SUBJECT TO ALL ROYALTIES, OVERRIDING ROYALTIES, BURDENS, LIENS, ENCUMBRANCES, AND SURFACE RIGHTS, AND WITHOUT WARRANTY OF TITLE, EXPRESS, STATUTORY, OR IMPLIED.

4.2 Condition and Fitness of the Property. Except as expressly set forth in this Agreement, ASSIGNOR CONVEYS THE PROPERTY TO ASSIGNEE WITHOUT ANY EXPRESS, STATUTORY OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WARRANTIES RELATING TO (i) THE CONDITION OR MERCHANTABILITY OF THE PROPERTY, (ii) THE FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE, OR
     (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. ASSIGNEE HAS INSPECTED, OR BEFORE CLOSING WILL INSPECT OR WILL HAVE BEEN GIVEN THE OPPORTUNITY TO INSPECT, THE PROPERTY AND IS SATISFIED AS TO THE PHYSICAL, OPERATING, REGULATORY COMPLIANCE, SAFETY, AND ENVIRONMENTAL CONDITION (BOTH SURFACE AND SUBSURFACE) OF THE PROPERTY AND ACCEPTS THE PROPERTY "AS IS," "WHERE IS," AND "WITH ALL FAULTS" and in its present condition and state of repair. Without limiting the generality of the foregoing, ASSIGNOR makes no representation or warranty as to (i) the amount, value, quality, quantity, volume or deliverability of any oil, gas or other minerals or reserves (if any) in, under or attributable to the Property, (ii) the physical, operating, regulatory compliance, safety or environmental condition of the Property (including the ability of any computer and electronic equipment comprising a part of the Property to recognize, properly compute, or otherwise function on or after January 1, 2000), or (iii) the geological or engineering condition of the Property or any value thereof. WITH RESPECT TO THE EASEMENTS, RIGHTS-OF-WAY AND PERMITS FOR THE PIPELINES COMPRISING A PART OF THE PROPERTY (INCLUDING THE DOWNSTREAM PIPELINES), ASSIGNOR EXPRESSLY DISCLAIMS, AND ASSIGNEE HEREBY WAIVES, ALL WARRANTIES AND
     REPRESENTATIONS THAT ASSIGNOR OWNS THE EASEMENTS, RIGHTS-OF-WAY AND PERMITS; THAT THEY ARE IN FORCE AND EFFECT; THAT THEY MAY BE ASSIGNED; THAT THEY ARE CONTIGUOUS; THAT THE PIPELINES LIE WITHIN THE EASEMENTS, RIGHTS-OF-WAY AND PERMITS; OR THAT THEY GRANT THE RIGHT TO LAY, MAINTAIN, REPAIR, REPLACE, OPERATE, CONSTRUCT, OR REMOVE THE PIPELINES. ASSIGNOR EXPRESSLY DISCLAIMS, AND ASSIGNEE HEREBY WAIVES, ALL WARRANTIES AND REPRESENTATIONS THAT THERE ARE ANY EASEMENTS, RIGHTS-OF-WAY, OR PERMITS IN FORCE AND EFFECT WITH RESPECT TO THE PIPELINES. If necessary, ASSIGNEE shall secure its own rights to operate and maintain the pipelines on the land of others at its own expense. If any consents of third parties are required to assign the easements, rights-of-way, permits, or other agreements with respect to the pipeline, ASSIGNEE shall secure any necessary consents to assign at its own expense; provided, however, ASSIGNOR shall provide such assistance to ASSIGNEE to secure the consents as may reasonably be required.

4.3 Information About the Property. Except as expressly set forth in this Agreement, the parties to this Agreement each disclaim all liability and responsibility for any representation, warranty, statements or communications (orally or in writing) to the other party (including, but not limited to, any information contained in any opinion, information or advice that may have been provided to any such party by any employee, officer, director, agent, consultant, engineer or engineering firm, trustee, representative, partner, member, beneficiary, stockholder or contractor of such disclaiming party or its affiliates) wherever and however made, including those made in any data room and any supplements or amendments thereto or during any negotiations with respect to this Agreement or any confidentiality agreement previously executed by the parties with respect to the Property. ASSIGNOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO ASSIGNEE IN CONNECTION WITH THE PROPERTY; (ii) INFORMATION CONCERNING THE QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTY; (iii) INFORMATION CONCERNING THE ABILITY OF THE PROPERTY TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (iv) GAS BALANCING OR PAYOUT ACCOUNT INFORMATION, ALLOWABLES, OR OTHER REGULATORY MATTERS, (v) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE PROPERTY, (vi) THE ENVIRONMENTAL CONDITION OF THE PROPERTY, (vii) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR, AND (viii) ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY
     INFORMATION OR MATERIAL FURNISHED TO ASSIGNEE BY ASSIGNOR. ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY ASSIGNOR ARE PROVIDED TO ASSIGNEE AS A CONVENIENCE AND ASSIGNEE'S RELIANCE ON OR USE OF THE SAME IS AT ASSIGNEE'S SOLE RISK.

4.4 Information in Exhibits. ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY AS TO THE COMPLETENESS OR ACCURACY OF THE INFORMATION CONTAINED IN EXHIBIT A,
     SCHEDULE 2 (WELLS), EXHIBIT A, SCHEDULE 3 (PLATFORMS, PIPELINES, AND OTHER IMMOVABLES AND EQUIPMENT), EXHIBIT A, SCHEDULE 4 (EASEMENTS, SURFACE LEASES, AND PERMITS) OR EXHIBIT A, SCHEDULE 5 (RELATED CONTRACTS).

4.5 Subrogation of Warranties. To the extent transferable, ASSIGNOR will give and grant to ASSIGNEE, its successors and assigns full power and right of substitution and subrogation in and to all covenants and warranties (including warranties of title) by preceding owners, vendors, or others, given or made with respect to the Property or any part thereof prior to the Effective Date of this Agreement.

4.6 Disclaimers Deemed Conspicuous. To the extent required to be operative, ASSIGNEE here agrees that the disclaimers of warranties contained in this Agreement are conspicuous disclaimers for the purpose of any applicable law, rule or order.

ARTICLE 5.  DUE DILIGENCE REVIEW OF THE PROPERTY
            ------------------------------------

5.1 Records Review and Confidentiality. To allow ASSIGNEE to confirm ASSIGNOR's title and conduct other due diligence with respect to the Property, ASSIGNOR shall give ASSIGNEE, and ASSIGNEE's authorized representatives, at mutually agreeable times before Closing, access to all contract, land and lease, and operational records, to the extent such data and records are in ASSIGNOR's possession and relate to the Property. With ASSIGNOR's permission, ASSIGNEE may photocopy such records at its sole expense. ASSIGNEE shall keep confidential all information made available to ASSIGNEE until the later of the Closing Date or the Effective Date. This Agreement and the terms and provisions thereof, including the Purchase Price, shall be maintained confidential by ASSIGNEE until Closing; provided however that this Agreement and the terms and provisions thereof may be disclosed to ASSIGNEE's lenders, if any, and their consultants, who shall be required to keep such information confidential. Any confidentiality agreement previously executed by ASSIGNOR and ASSIGNEE with respect to the Property will continue in force until the later of the Closing Date or the Effective Date, and for as long thereafter as provided in the confidentiality agreement. ASSIGNEE shall take all reasonable steps necessary to ensure that ASSIGNEE's authorized representatives comply with the provisions of this Section 5.1 and any confidentiality agreement in effect.

5.2 Physical Inspection. Before Closing, (i) with respect to that portion of the Property operated by ASSIGNOR, ASSIGNOR will permit ASSIGNEE and its representatives, at their sole risk and expense, to conduct reasonable inspections of the Property at times approved by ASSIGNOR, and (ii) with respect to that portion of the Property not operated by ASSIGNOR, ASSIGNOR will attempt to obtain access to the Property, in accordance with the applicable operating agreements, for ASSIGNEE and its representatives, at their sole risk and expense, to conduct reasonable inspections of the Property at times approved by the operator of the Property. ASSIGNEE shall repair any damage to the Property resulting from its inspection and shall indemnify, defend and hold ASSIGNOR harmless from and against any and all Claims arising from ASSIGNEE inspecting and observing the Property, including, without limitation, (i) Claims for personal injuries to or death of employees of the ASSIGNEE, its contractors, agents, consultants and representatives, and damage to the property of ASSIGNEE or others acting on behalf of ASSIGNEE, regardless of whether and including such Claims arising out of or resulting, in whole or part, from the condition of the Property or ASSIGNOR's (or its employees', agents', contractors', successors' or assigns') sole or concurrent negligence, strict liability or fault, and
     (ii) Claims for personal injuries to or death of employees of ASSIGNOR or third parties, and damage to the property of ASSIGNOR or third parties, to the extent caused by the negligence, gross negligence or willful misconduct of ASSIGNEE.

5.3  Environmental Assessment.

        5.3.1 Inspection. Up to five (5) days prior to Closing, the ASSIGNEE will have the right, at its sole cost, to conduct a Phase I environmental assessment of the Property. However, the Phase I environmental assessment must be conducted by an agent or representative (the "Inspector") of ASSIGNEE acceptable to both ASSIGNOR and ASSIGNEE. For purposes of this Agreement, a Phase I environmental assessment means (i) a review of ASSIGNOR's and the government's environmental records, (ii) the submission of pre-inspection questionnaires to ASSIGNOR, (iii) a site visit to visually inspect the Property, and (iv) interviews with corporate and site personnel of ASSIGNOR. A Phase I environmental assessment does not include soil or groundwater sampling or subsurface testing of any kind.

        5.3.2 Inspection Results. Each party will be entitled to receive a copy of Inspector's Phase I review of the Property, including all written reports, data and conclusions. ASSIGNEE agrees not to disclose the Phase I inspection results for the Property, or any ASSIGNOR information reviewed during the Phase I environmental assessment, to third parties without the agreement of ASSIGNOR, except as required by law or by the order of a court or regulatory agency. This confidentiality obligation shall be effective for five (5) years after the Closing Date and will survive the termination of this Agreement for any reason.

        5.3.3 Notice of Adverse Environmental Conditions. Prior to Closing, ASSIGNEE will review the inspection results for the Property and determine based on those results if any Adverse Environmental Conditions exist with respect to the Property. No later than twenty (20) business days before Closing, ASSIGNEE will notify ASSIGNOR in writing of any Adverse Environmental Condition with respect to the Property. Such notice shall describe in reasonable detail the Adverse Environmental Condition, include all data and information in ASSIGNEE's and the Inspector's possession or control bearing thereon, and include the estimated Environmental Defect Value attributable thereto. The "Environmental Defect Value" attributable to any Adverse Environmental Condition will be the estimated amount of all reasonable costs and Claims, net to ASSIGNOR's interest in the property, associated with the existence, remediation or correction of the Adverse Environmental Condition, as reasonably determined and estimated by the Inspector. The term "Adverse Environmental Condition" means and includes, with respect to any portion of the Property, (i) the failure of the Property to be in compliance with applicable Environmental Laws, (ii) the Property being subject to any agreements, consent orders, decrees, or judgments, in existence at this time based on any Environmental Laws that negatively impact the future use of any portion of the Property, or that require any change in the present conditions of any of the Property, or (iii) the Property being subject to any uncured notices of violations of or noncompliance with any applicable Environmental Laws; provided, however, that no matter shall be deemed to be or constitute an Adverse Environmental Condition unless the Environmental Defect Value attributable thereto exceeds $50,000, net to ASSIGNOR's interest in the Property. The term "Environmental Laws" means all laws, regulations, rules, codes, permits and orders relating to pollution or protection of the public health and the environment

        5.3.4  Right and Remedies for Adverse Environmental Conditions.

               (i) With respect to any Adverse Environmental Condition affecting the Property, ASSIGNEE may (a) request ASSIGNOR to cure the environmental condition, but ASSIGNOR will have no obligation to cure the Adverse Environmental Condition, or
                    (b) request an adjustment in the Purchase Price equal to the estimated value of the Adverse Environmental Condition. If ASSIGNOR and ASSIGNEE are unable to agree no later than 15 business days before Closing on curative measures or an adjustment in the Purchase Price with respect to any such Adverse Environmental Condition, the parties will have the rights and remedies set forth in subpart (ii) of this
                    Section 5.3.4.

               (ii) The rights  and  remedies  of the  parties  with  respect to
                    Adverse Environmental Conditions on the Property on which the parties cannot agree on curative measures or a Purchase Price adjustment are as follows:

                    (a) If the collective value of the Adverse Environmental Conditions is less than two percent (2%) of the Purchase Price, the parties will be obligated to proceed with Closing as to all of the Property without curative action by ASSIGNOR with respect to such Adverse Environmental Conditions and without an adjustment to the Purchase Price.

                    (b) If the collective value of the Adverse Environmental Conditions equals or exceeds two percent (2%) of the Purchase Price, either ASSIGNOR or ASSIGNEE may exclude the Property affected by the Adverse Environmental Condition, in which case the Purchase Price will be reduced by the Allocated Value of the excluded Property and the parties will be obligated to proceed with Closing, subject to the termination rights of the parties under Section 5.8 and subpart (c) of this
                         Section 5.3.4.

                    (c) If the collective value of the Adverse Environmental Conditions equals or exceeds twenty-five percent (25%) of the Purchase Price, either party may terminate this Agreement, and neither ASSIGNOR nor ASSIGNEE will have any further obligation to conclude the transfer of the Property under this Agreement. However, the right of termination under this subpart (c) must be exercised no later than 10 business days before Closing, after which both parties will be deemed to have waived their termination rights under this subpart (c) in connection with Adverse Environmental Conditions.

              (iii) Notwithstanding  any  agreement  by ASSIGNOR to a attempt to cure an Adverse Environmental Condition or to reduce the Purchase Price due to an Adverse Environmental Condition with respect to the Property, or any other provision of this Agreement, ASSIGNEE at Closing will assume all Environmental Obligations with respect to the Property, as provided in
                    Section 7.5.

        5.3.5 Exclusive Remedies. The remedies set forth in this Section 5.3 are the sole and exclusive remedies of ASSIGNEE with respect to any Adverse Environmental Condition (and all Environmental Obligations arising out of any such Adverse Environmental Condition) attributable to ASSIGNOR's ownership or operation of the Property prior to the Effective Date that is known to ASSIGNEE prior to Closing, regardless of whether ASSIGNEE notifies ASSIGNOR of any such Adverse Environmental Condition. ASSIGNOR shall have no liability to ASSIGNEE for any such Adverse Environmental Condition (or its related Environmental Obligations) known to ASSIGNEE prior to Closing, if ASSIGNEE fails to notify ASSIGNOR as provided in Section 5.3.3. The indemnification obligations set forth in Section 8.4.2 are the sole and exclusive remedy of ASSIGNEE with respect to any Adverse Environmental Condition (and all Environmental Obligations arising out of any such Adverse Environmental Condition) attributable to ASSIGNOR's ownership or operation of the Property prior to the Effective date that becomes known to ASSIGNEE after Closing.

5.4  Government Approvals.

        5.4.1 MMS and State Approvals. ASSIGNEE agrees promptly after Closing to take all actions required of it by the MMS or any other regulatory agencies to obtain all requisite regulatory approvals with respect to this transaction, and to use its best efforts to obtain the unconditional approval by the MMS or state of Louisiana, as applicable, of (i) the Assignment Documents requiring MMS or state approval in order for ASSIGNEE to be recognized by the MMS or the state of Louisiana as the owner of the Property, and (ii) in the event ASSIGNEE is elected successor operator under the operating agreements applicable to any of the Property, its qualification as the operator of record with respect to that portion of the Property for which it is seeking operatorship, together with any necessary rights of use and easements as to the pipeline(s) and platforms included in the Property.

        5.4.2 MMS and State Bonding Requirements. ASSIGNEE agrees to promptly purchase and post any and all bonds, supplemental bonds or other securities which may be required of it pursuant to 30 CFRss.ss.250.7, 256.58, 256.59, and 256.61 in excess of any existing lease, pipeline or area-wide bond(s). Upon execution of this Agreement, ASSIGNEE shall confer with the MMS regarding the amounts and terms for the posting of any supplemental bonds or pledge of securities to be required pursuant to the provisions of 30 CFRss.ss.250.7 and 256.61. If the terms and amounts of any such supplemental bonds or arrangements for the pledge of securities required (or anticipated to be required) of ASSIGNEE by the MMS do not fully cover all of ASSIGNOR's Plugging and Abandonment Obligations and other obligations being assumed under this Agreement by ASSIGNEE with respect to the Property, then at Closing ASSIGNEE shall also deliver to ASSIGNOR an additional plugging and abandonment bond with terms and in a form approved by ASSIGNOR in its sole discretion. The amount of the additional bond to be delivered to ASSIGNOR at Closing under this Section
               5.4 shall equal the difference between $18,500,000.00 and the total amount of the bonds, supplemental bonds and/or pledge of securities made and in place with the MMS by ASSIGNEE with respect to the Property on the Closing Date. The additional bond to be given by ASSIGNEE to ASSIGNOR under this Section 5.4 must be issued by an insurance company, surety, or other financial institution approved by ASSIGNOR in its sole discretion and shall be executed on the form attached hereto as Exhibit "I", or such other form mutually agreed to by the parties. ASSIGNEE shall maintain this additional bond in full force and effect, at ASSIGNEE's sole cost and expense, until the Property has been finally and permanently plugged, abandoned, and restored, all in accordance with governmental regulations. If preferential rights are exercised on any portion of the Property such that ASSIGNEE will not be acquiring that portion, the face amount of the bond shall be proportionately reduced by the percentage of the Purchase Price allocated to such portion of the Property based on the Allocated Values. The face amount of the bond may also be reduced by ASSIGNEE and its surety by the reasonable amounts spent by ASSIGNEE in partial compliance with its Plugging and Abandonment Obligations under this Agreement, once ASSIGNOR has determined (in its sole discretion) that such operations have been satisfactorily completed and has provided written notice of same to ASSIGNEE and its surety. ASSIGNEE's intention not to renew, or its failure to maintain, the additional bond in force shall entitle ASSIGNOR to full payment of the face amount of the bond on demand.

        5.4.3 Title Pending Governmental Approvals. Until all of the governmental approvals provided for in this Section 5.4 have been obtained by ASSIGNEE, the following shall occur with respect to the affected Property:

               (i) ASSIGNOR shall continue to hold record title to the affected Leases and other affected Property as nominee for ASSIGNEE;

               (ii) ASSIGNEE shall assume  responsibility  for all of ASSIGNEE's
                    Assumed Obligations with respect to the affected Leases and other affected Property as if ASSIGNEE were the record owner of such Leases and other Property as of the Effective Date, and shall indemnify ASSIGNOR with respect to all Claims arising in connection with the ownership or operation of such Leases and other Property, as provided in Section 8.3.

               (iii)ASSIGNOR  shall  act as  ASSIGNEE's  nominee  but  shall  be authorized to act only upon and in accordance with ASSIGNEE's specific written instructions, and ASSIGNOR shall have no authority, responsibility or discretion to perform any tasks or functions with respect to the affected Leases and other affected Property other than those which are purely administrative or ministerial in nature, unless otherwise specifically requested and authorized by ASSIGNEE in writing;

               (iv) ASSIGNEE  shall  obtain and continue to maintain and provide at its cost the insurance coverages with minimum limits of liability as set forth in Section 6.2.5 of this Agreement; and

               (v) If ASSIGNOR continues to operate the affected Leases and other affected Property pending such approval, ASSIGNOR and ASSIGNEE will have the rights and obligations with respect to the operation of such Leases and other Property set forth in Article 10.

        5.4.4 Denial of Required Government Approvals. If the MMS or state of Louisiana refuses to approve the lease assignments as contemplated by this Section 5.4, or fails to do so within eighteen (18) months after the Closing Date, ASSIGNOR may continue to hold record title to the affected Leases and other affected Property as ASSIGNEE's nominee or at ASSIGNOR's option it may cancel and terminate this Agreement and all its obligations hereunder as to the affected Leases and other affected Property by giving thirty (30) days written notice to ASSIGNEE. Upon such termination: (i) this Agreement shall be null and void and terminated as to the affected Leases and other affected Property, (ii) ASSIGNEE shall immediately reassign and return to ASSIGNOR the Assignment Documents and any and all other documents, materials and data previously delivered to ASSIGNEE with respect to the affected Leases and other affected Property, and (iii) ASSIGNOR shall return to ASSIGNEE the Allocated Value of the affected Leases and other affected Property previously paid to ASSIGNOR at Closing, without interest, less the proceeds of production net of all expenses, overhead, royalties, and costs of operations (including plugging and abandonment expenses but excluding mortgage interest and any burdens, liens, or encumbrances created by ASSIGNEE which must be released prior to this payment) attributable to the affected Leases or other affected Property from the Effective Date forward. In no event, however, shall ASSIGNOR ever be required to reimburse ASSIGNEE for any expenditures associated with workovers, recompletions, or the drilling, completion or plugging and abandonment of wells drilled or work performed by ASSIGNEE. ASSIGNOR will not be liable to ASSIGNEE if such MMS or state approvals are not obtained, except as expressly provided in this Section 5.4.

        5.4.5 Hart-Scott-Rodino. This Agreement is subject in all respects to and conditioned upon compliance by the parties with Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"), and rules and regulations promulgated pursuant thereto, to the extent that said act, rules and regulations are applicable to the transaction contemplated by this Agreement. ASSIGNEE and ASSIGNOR agree to make such filings with and provide such information to the Federal Trade Commission and the Department of Justice with respect to the transaction contemplated by this Agreement as are required in connection with the Hart-Scott-Rodino Act sufficiently in advance of the Closing Date to permit the lapse of the initial waiting periods prescribed in connection with the Hart-Scott-Rodino Act before the Closing Date.

5.5  Preferential Rights and Consents to Assign.

        5.5.1  Notices to Holders.

               (i) If any of the Property is subject to third party preferential purchase rights, rights of first refusal, or similar rights  (collectively,  "Preferential  Rights"),  or third party consents to assign, lessor's approvals or similar rights (collectively, "Consents"), ASSIGNOR shall use reasonable efforts to (a) notify the holders of the Preferential Rights and Consents that it intends to transfer the Property to ASSIGNEE, (b) provide them with any information about the transfer of the Property to which they are entitled, and (c) in the case of Consents, ask the holders of the Consents to consent to the assignment of the affected Property to ASSIGNEE.

               (ii) ASSIGNOR  shall  promptly  notify  ASSIGNEE  whether (a) any
                    Preferential Rights are exercised,  waived or deemed waived,
                    (b) any Consents are denied, or (c) the requisite time periods have elapsed without any Preferential Rights being exercised or Consents being received. ASSIGNOR will not be liable to ASSIGNEE if any Preferential Rights are exercised, or any Consents are denied, except as expressly provided in this Section 5.5.

        5.5.2 Remedies Before Closing. If ASSIGNOR is unable before Closing to obtain the required Consents (other than Consents ordinarily obtained after closing and Consents on hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionating agreements) and waivers of all Preferential Rights, then as the sole pre-Closing remedy for same:

               (i) ASSIGNOR and ASSIGNEE by agreement may proceed with Closing as to the Property affected by the unwaived Preferential Rights or unobtained Consents, subject to the further obligations of ASSIGNOR and ASSIGNEE set forth in Section
                    5.5.3 in the event that such Preferential Rights are validly exercised or such Consents are ultimately denied after Closing; or

               (ii) ASSIGNOR and ASSIGNEE  will exclude the affected  portion of the Property from the transaction under this Agreement, adjust the Purchase Price by the Allocated Value of the excluded Property, and proceed with Closing as to the rest of the Property.

        5.5.3  Remedies After Closing.

               (i) Preferential Rights. After Closing, if (a) any holder of Preferential Rights alleges improper notice of sale or other defect in the notice, or (b) ASSIGNOR or ASSIGNEE discover, or any third party alleges, the existence of additional Preferential Rights, ASSIGNOR and ASSIGNEE will attempt to obtain waivers of those Preferential Rights. If ASSIGNOR and ASSIGNEE are unable to obtain waivers of such Preferential Rights, or the third party ultimately establishes and exercises its rights, and such exercise denies the Property to ASSIGNEE, then ASSIGNEE shall satisfy all such Preferential Rights obligations. ASSIGNEE shall be entitled to receive (and ASSIGNOR hereby assigns to ASSIGNEE all of ASSIGNOR's rights to) all proceeds received by ASSIGNOR in connection with the sale, due to an exercise of Preferential Rights, of any portion of the Property ASSIGNEE was to receive under this Agreement. ASSIGNEE's receipt of proceeds from the sale of the affected Property shall be ASSIGNEE's sole remedy if undiscovered or alleged Preferential Rights are established and exercised after Closing.

               (ii) Consents.  After Closing,  if ASSIGNOR or ASSIGNEE discover, or any third party alleges, the existence of additional Consents, ASSIGNOR and ASSIGNEE will attempt to obtain waivers of those Consents. If ASSIGNOR and ASSIGNEE are unable to obtain waivers of such Consents (other than
                    Consents on hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionating agreements), and such unwaived Consents deny the affected Property to ASSIGNEE, then ASSIGNOR and ASSIGNEE will rescind the assignment of the affected Property under this Agreement, after which ASSIGNOR shall pay ASSIGNEE the Allocated Value of the affected Property, and ASSIGNEE shall immediately reassign the affected Property to the ASSIGNOR. Rescission of the assignment of the affected Property and receipt of the Allocated Value of the affected Property shall be ASSIGNEE's sole remedy if undiscovered or alleged Consents are established and denied after Closing.

5.6  Title Defects.

        5.6.1 Definition of Title Defect. For the purposes of this Agreement, a "Title Defect" means any impairment, encumbrance, encroachment, irregularity, defect in, or dispute concerning ASSIGNOR's title to the Property, and that in the opinion of ASSIGNEE would:

               (i) Reduce, impair or prevent ASSIGNEE from receiving payment from the purchasers of production from the Property;

               (ii) Reduce  ASSIGNEE's net revenue  interest in all or a portion of the Property;

               (iii)Increase  ASSIGNEE's working interest in all or a portion of the Property without a corresponding increase in net revenue interest; or

               (iv) Restrict or extinguish  ASSIGNEE's right to use the Property as owner, lessee, licensee or permittee, as applicable.

               Neither the environmental condition of the Property, any Pre-Sale Hydrocarbon Imbalances, nor any failure to obtain Consents to the transfer of Related Contracts will be considered a Title Defect under this Section 5.6.

        5.6.2 Notice of Title Defects. ASSIGNEE will review title to the Property prior to Closing and notify ASSIGNOR in writing of any Title Defect it discovers as soon as reasonably practicable after its discovery, but in no event less than ten (10) business days before the Closing Date. ASSIGNEE will be deemed to have conclusively waived any Title Defect about which it fails to notify ASSIGNOR in writing at least ten (10) business days before the Closing Date.

        5.6.3 Request to Cure Title Defects. If ASSIGNEE notifies ASSIGNOR of a Title Defect as provided in Section 5.6.2, ASSIGNEE may request ASSIGNOR to cure the Title Defect, but ASSIGNOR will have no obligation to cure any Title Defect in the Property. If ASSIGNOR agrees to attempt to cure a Title Defect, ASSIGNOR must cure the Title Defect before Closing, unless the parties otherwise agree in writing.

        5.6.4 Remedies for Uncured Title Defects. If ASSIGNEE notifies ASSIGNOR of any Title Defect as provided in Section 5.6.2, and ASSIGNOR refuses or is unable to cure the Title Defect before Closing, then ASSIGNEE and ASSIGNOR will have the following rights and remedies with respect to the uncured Title Defect(s) in the Property, unless the parties otherwise agree in writing.

               (i) ASSIGNEE may waive the uncured Title Defect and proceed with Closing.

               (ii) If an uncured,  unwaived  Title Defect  reduces the value of the portion of the Property affected by the Title Defect by an amount less than two percent (2%) of the Allocated Value of that Property, ASSIGNOR and ASSIGNEE will be obligated to proceed with Closing as to the affected Property without adjustment to the Purchase Price.

               (iii)If an uncured,  unwaived  Title Defect  reduces the value of the portion of the Property affected by the Title Defect by an amount equal to or more than two percent (2%) of the Allocated Value of that Property, either ASSIGNOR or ASSIGNEE may exclude the portion of the Property affected by the Title Defect from the transaction under this Agreement, in which case ASSIGNOR and ASSIGNEE will adjust the Purchase Price by the Allocated Value of the excluded Property, and proceed with Closing as to the rest of the Property.

               (iv) In addition to the rights and remedies set forth in subparts
                    (i)  through  (iii)  of this  Section  5.6.4,  ASSIGNOR  and
                    ASSIGNEE  will  have the  termination  rights  set  forth in
                    Section 5.8.

        5.6.5 Exclusive Remedy. The remedies set forth in this Section 5.6 are the exclusive remedies under this Agreement for all Title Defect matters, and ASSIGNOR shall have no other liability to ASSIGNEE with respect to Title Defects.

        5.6.6 Interest Additions. In the event it is determined prior to Closing that ASSIGNOR owns a net revenue interest in any of the Property that is greater than the net revenue interest set forth in ASSIGNOR's offering memorandum or data room information for the Property, the parties shall use their best efforts to reach mutual agreement regarding an upward adjustment to the Purchase Price on account of the greater interest. If the parties are unable to agree on the amount of the upward adjustment, Closing shall nevertheless occur and the dispute shall be resolved under the dispute resolution provisions of Exhibit H.

5.7  Casualty Losses and Government Takings.

        5.7.1 Notice of Casualty Losses. If, prior to the Closing Date, all or part of the Property is damaged or destroyed by fire, flood, storm, hurricane, named tropical disturbance, or other casualty ("Casualty Loss"), or is taken in condemnation or under the right of eminent domain, or if proceedings for such purposes shall be pending or threatened ("Government Taking"), ASSIGNOR must promptly notify ASSIGNEE in writing of the nature and extent of the Casualty Loss or Government Taking and ASSIGNOR's estimate of the cost required to repair or replace that portion of the Property affected by the Casualty Loss or value of the Property taken by the Government Taking.

        5.7.2 Remedies for Casualty Losses and Government Takings. With respect to each Casualty Loss to or Government Taking of the Property, ASSIGNOR and ASSIGNEE will have the following rights and remedies.

               (i) If the agreed cost to repair or replace the portion of the Property affected by the Casualty Loss or the agreed value of the Property taken in any Government Taking is less than $ 50 million, the Purchase Price will be adjusted by the agreed cost of the Casualty Loss or the agreed value of the Property taken by the Government Taking, and the parties will proceed with Closing.

               (ii) If the agreed  cost to repair or replace  the portion of the
                    Property affected by the Casualty Loss or the agreed value of the Property taken in any Government Taking equals or exceeds $ 50 million, ASSIGNOR and ASSIGNEE by agreement may adjust the Purchase Price by the agreed cost of the Casualty Loss or the agreed value of the Property taken in any Government Taking, and proceed with Closing.

               (iii)In addition to the  remedies  set forth in subparts  (i) and
                    (ii) of this Section 5.7.2, ASSIGNOR and ASSIGNEE will have the termination rights in connection with Casualty Losses and Government Takings set forth in Section 5.8.

        5.7.3 Insurance Proceeds and Settlement Payments. If ASSIGNOR and ASSIGNEE adjust the Purchase Price of the Property due to a Casualty Loss or Government Taking, and proceed with Closing, ASSIGNOR will be entitled to retain (i) all insurance proceeds payable to ASSIGNOR with respect to any such Casualty Loss, (ii) all sums paid to ASSIGNOR by third parties by reason of any such Casualty Loss, and (iii) all compensation paid to ASSIGNOR with respect to any such Government Taking.

        5.7.4 Change in Condition. ASSIGNEE will assume all risk and loss with respect to any change, between the Effective Date and the Closing Date, in the condition of the Property resulting from production of Hydrocarbons through normal depletion (including the watering-out, casing collapse, or sand infiltration of any well) and the depreciation of personal property through ordinary wear and tear. None of the events or conditions set forth in this
               Section 5.7.4 will be considered a Casualty Loss with respect to the Property, nor will they be cause for any other reduction in the Purchase Price, or give rise to any right to terminate this Agreement.

5.8  Termination Due to Impairments to the Property.

        5.8.1  Right to Terminate.

               (i) If, on the Closing Date, the Allocated Value of all Property to be excluded from the transaction contemplated by this Agreement due to unwaived, uncured Title Defects or Adverse Environmental Conditions on the Property exceeds twenty-five percent (25%) of the total Allocated Value of all of the Property, either ASSIGNOR or ASSIGNEE may terminate this Agreement, and neither ASSIGNOR nor ASSIGNEE will have any further obligation to conclude the transfer of the Property under this Agreement.

               (ii) If,  on or before  the  Closing  Date,  a  Casualty  Loss or
                    Government Taking has occurred with respect to the Property, and (a) ASSIGNOR and ASSIGNEE have been unable to agree on the cost of the Casualty Loss or the value of the Property taken in any Government Taking, or (b) the agreed cost to repair or replace the portion of the Property affected by the Casualty Loss or the agreed value of the Property taken in any Government Taking equals or exceeds $ 50 million, then either ASSIGNOR or ASSIGNEE may terminate this Agreement, and neither ASSIGNOR nor ASSIGNEE will have any further obligation to conclude the transfer of the Property under this Agreement.

        5.8.2 Notice of Termination. Any party exercising a right of termination under this Section 5.8 must notify the other party in writing no later than three (3) business days before the Closing Date of its election to terminate this Agreement.

ARTICLE 6.  CLOSING AND POST-CLOSING OBLIGATIONS
            ------------------------------------

6.1 Closing Date. The actions and events described in Section 6.3 are the "Closing" of this transaction, which shall be held beginning at 9:00 a.m. local time at ASSIGNOR's offices located at 600 North Dairy Ashford, Houston, Texas 77079 on December 31, 2001, or on such earlier or later date or at such other place as the parties agree in writing ("Closing Date"). Time is of the essence in the performance of this Agreement. All events of Closing shall each be deemed to have occurred simultaneously with the other, regardless of when actually occurring, and each shall be a condition precedent to the other. If the Closing occurs, all conditions of Closing shall be deemed to have been satisfied or waived (but ASSIGNOR's and ASSIGNEE's warranties and representations shall not be waived and shall survive the Closing, to the extent provided in Section 11.5).

6.2 Conditions to Closing. ASSIGNOR and ASSIGNEE will not be obligated to close the transaction described in this Agreement, and will have the right to terminate this Agreement, unless each of the conditions to its performance set forth in this Section 6.2 is satisfied as of the Closing Date, or it waives in whole or part any such condition to its performance that is unsatisfied as of the Closing Date. If a party elects to terminate this Agreement because a condition to its performance is not satisfied, the terminating party must give the other party written notice of termination on or before the Closing Date, after which neither ASSIGNOR nor ASSIGNEE will have any further obligation to conclude the transfer of the Property under this Agreement. The inclusion in this Agreement of conditions to ASSIGNOR's and ASSIGNEE's obligations at Closing shall not, in and of itself, constitute a covenant of either ASSIGNOR or ASSIGNEE to satisfy the conditions to the other party's obligations at Closing.

         6.2.1 Representations and Warranties.

               (i) ASSIGNOR will not be obligated to close if, as of the Closing Date, any matter represented or warranted in this Agreement by the ASSIGNEE is untrue, inaccurate or is misleading in any material respect and has a material adverse effect on the value, use or operation of the Property.

               (ii) ASSIGNEE  will  not be  obligated  to  close  if,  as of the
                    Closing Date, any matter represented or warranted in this Agreement by the ASSIGNOR is untrue, inaccurate or is misleading in any material respect and has a material adverse effect on the value, use or operation of the Property.

        6.2.2  Performance of Obligations.

               (i) ASSIGNOR will not be obligated to close if, as of the Closing Date, ASSIGNEE has not performed all material obligations under this Agreement that ASSIGNEE is required to perform on or before Closing.

               (ii) ASSIGNEE  will  not be  obligated  to  close  if,  as of the
                    Closing Date, ASSIGNOR has not performed all material obligations under this Agreement that ASSIGNOR is required to perform on or before Closing.

        6.2.3 Legal Proceedings. Neither ASSIGNOR nor ASSIGNEE will be obligated to close if, as of the Closing Date, any suit or other proceeding is pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transaction that is the subject of this Agreement, and/or there is reasonable basis for any such suit or other proceeding.

        6.2.4 FTC Consent. Neither ASSIGNOR nor ASSIGNEE will be obligated to close if, as of the Closing Date, any necessary consent of the
               Federal Trade Commission and any other state or federal governmental authority or agency relating to the consummation of the transaction contemplated by this Agreement (except for approvals covered by Section 5.4) has not been obtained or waived, or applicable waiting periods prescribed by the Hart-Scott-Rodino Act have not elapsed or terminated.

        6.2.5 ASSIGNEE's Insurance. ASSIGNOR will not be obligated to close if ASSIGNEE, as of the Closing Date, does not have insurance providing the following minimum insurance coverages with limits of liability of not less than those set out below:

               (i) Insurance which shall comply with all applicable Workers' Compensation and Occupational Disease Laws and which shall cover all of the ASSIGNEE's employees performing any work or activities as to the Property. ASSIGNEE shall carry insurance for all work performed offshore, including insurance to cover Claims under the United States Longshoremen's and Harbor Workers' Act extended to include the Outer Continental Shelf;

               (ii) Comprehensive/Commercial    General   Liability    Insurance
                    (including contractual liability coverage) with a combined bodily injury and property damage limit of not less than $5,000,000 for each occurrence, together with Pollution
                    Liability Insurance with a coverage of not less than $5,000,000 for each occurrence.

               Such insurance shall include coverage for all liability assumed by ASSIGNEE under the terms of this Agreement with limits not less than those set out above. As to all comprehensive/commercial general public and pollution liability insurance policies, ASSIGNOR shall be named as an additional insured to the extent of ASSIGNEE's liabilities and obligations hereunder. All such insurance of ASSIGNEE hereunder shall be written on policy forms and by insurance companies approved by ASSIGNOR. ASSIGNEE shall furnish ASSIGNOR with certificates of insurance on forms approved by ASSIGNOR, listing all such insurance policies. All such certificates must be signed by authorized representatives of the insurance companies and must provide for not less than ten (10) days prior written notice to ASSIGNOR in the event of cancellation or material change affecting ASSIGNOR's interest. ASSIGNEE shall ensure that it and its contractors' insurers waive all rights of recovery or subrogation against ASSIGNOR, its parent, subsidiaries, affiliates, agents, directors, officers, employees, servants, co-lessees or co-venturers. Neither failure to comply, nor full compliance with the insurance provisions of this Agreement, shall limit or relieve ASSIGNEE from its indemnity obligations in accordance with this Agreement.

        6.2.6 ASSIGNOR's Corporate Approvals. ASSIGNOR will not be obligated to close if, as of the close of business October 10, 2001, final corporate approval by the appropriate levels of its and ASSIGNEE's management and board of directors has not been obtained. Such approval is not assured, and if any requisite level of such management and corporate approval is not forthcoming for any reason whatsoever, ASSIGNOR shall not be obligated to seek other such approvals. ASSIGNOR shall notify ASSIGNEE in writing by close of business October 12, 2001, whether such approval has been obtained.

        6.2.7 ASSIGNEE's Corporate Approvals. ASSIGNEE will not be obligated to close if, as of the close of business October 10, 2001, final corporate approval by the appropriate levels of its and ASSIGNOR's management and board of directors has not been obtained. Such approval is not assured, and if any requisite level of such management and corporate approval is not forthcoming for any reason whatsoever, ASSIGNEE shall not be obligated to seek other such approvals. ASSIGNEE shall notify ASSIGNOR in writing by close of business October 12, 2001, whether such approval has been obtained.

        6.2.8 One Closing. ASSIGNOR will not be obligated to close if ASSIGNEE has made an election under this Agreement or some other event has occurred that will prevent ASSIGNOR from Closing on, or will cause ASSIGNOR to be unable to close and convey, all of the Property at one Closing and to receive at such Closing the entire Purchase Price, adjusted as provided in Section 2.2, and to be paid pursuant to Section 6.3.

        6.2.9 Concurrent Closing. Neither ASSIGNOR nor ASSIGNEE will be obligated to close if the closing of that certain Share and Pipeline Purchase Agreement between them of even date herewith is not closed concurrently with the Closing of this Agreement.

        6.2.10 ASSIGNEE's Financial Information and Condition. ASSIGNOR will not be obligated to close if (i) ASSIGNEE has not provided ASSIGNOR, at least ten (10) business days in advance of Closing, copies of ASSIGNEE's audited financial statements and any other financial information reasonably requested by ASSIGNOR, (ii) such information is not materially true and correct in all respects, or (iii) any material adverse change in the financial condition of ASSIGNEE has occurred between the Effective Date and the Closing Date.

6.3 Closing. At Closing, the following events shall occur, and ASSIGNOR and ASSIGNEE shall execute, acknowledge (if necessary), and exchange, as applicable, the following items:

          (i) Both parties at Closing shall execute a Closing Statement evidencing the amounts to be wire transferred into the accounts of each receiving party at Closing.

          (ii) ASSIGNEE shall deliver to ASSIGNOR the Purchase Price, as adjusted by the amount shown on the Preliminary Settlement Statement, by wire transfer in immediately available funds to the account of ASSIGNOR designated in writing by ASSIGNOR prior to Closing.

          (iii)If ASSIGNOR elects to return the Performance Deposit as provided in Section 2.1.2, ASSIGNOR shall deliver to ASSIGNEE the
               Performance Deposit without interest, by wire transfer in immediately available funds to the account of ASSIGNEE designated in writing by ASSIGNEE prior to Closing.

          (iv) ASSIGNOR shall execute and deliver to ASSIGNEE the assignment documents (in sufficient counterparts for recording) for the assignment and conveyance of the Property to be transferred under this Agreement in the forms set forth in Exhibit D, Schedules 1, 2, 3, and 4 (the "Assignment Documents");

          (v) The parties shall execute and deliver the Assignment of Contracts in the form of Exhibit E for the Related Contracts, together with any other ratification and joinder instruments required to transfer the rights, obligations and interests in applicable Related Contracts and other Property;

          (vi) ASSIGNOR shall execute the Nonforeign Affidavit in the form of Exhibit F;

          (vii)ASSIGNOR shall deliver to ASSIGNEE a photostatic copy of the letters from ASSIGNOR to its co-owners in the portions of the Property it operates resigning as operator for those portions of the Property.

          (viii) If ASSIGNEE is attempting to succeed ASSIGNOR as operator of any of the Property, ASSIGNEE shall prepare and the parties shall execute appropriate change of operator notices and any third party ballots required under applicable operating agreements.

          (ix) ASSIGNOR and ASSIGNEE shall execute, acknowledge (if necessary) and exchange, as applicable, any applications necessary to transfer to ASSIGNEE all transferable governmental or regulatory permits to which the Property is subject, and which ASSIGNOR has agreed to transfer under this Agreement.

          (x) ASSIGNEE shall furnish ASSIGNOR with evidence acceptable to ASSIGNOR that ASSIGNEE is qualified to hold title to the Leases and other Property with the MMS and state of Louisiana, as applicable, and to operate (should ASSIGNEE become the operator of the Property or a portion thereof) the platforms, wells, pipelines and facilities associated therewith, including copies of all ASSIGNEE's ownership, operational, and plugging bonds or other supplemental security arrangements for the Property, as provided in Section 5.4.

          (xi) ASSIGNEE shall furnish ASSIGNOR with any additional bond as required under Section 5.4.

          (xii)ASSIGNEE shall furnish ASSIGNOR with Certificate(s) of Insurance confirming the existence of the ASSIGNEE's insurance coverages pursuant to Section 6.2.5.

          (xiii) ASSIGNEE shall furnish ASSIGNOR with a certified resolution or secretary's certificate of ASSIGNEE evidencing the authority of ASSIGNEE to enter into this Agreement and close the transaction contemplated hereby in a form and having content satisfactory to ASSIGNOR.

          (xiv)ASSIGNOR shall furnish ASSIGNEE with letters-in-lieu of transfer orders directing all purchasers of production from the Property to pay ASSIGNEE the proceeds of production produced from the Property from and after the Effective Date.

          (xv) ASSIGNEE, ASSIGNOR, and ASSIGNEE's surety will execute and deliver the additional bond provided in Section 5.4.2.

          (xvi)ASSIGNEE shall execute and deliver the release and litigation dismissal described in Section 8.8, if applicable.

          (xvii)The parties shall execute and deliver other appropriate assignments, bills of sale, deeds or instruments necessary to transfer the Property to ASSIGNEE or to effect and support this transaction contemplated in this Agreement, including any conveyances on official forms and related documentation necessary to transfer the Property to ASSIGNEE in accordance with requirements of governmental regulations.

6.4  Post-Closing   Obligations.   ASSIGNOR  and  ASSIGNEE  have  the  following
     post-closing obligations:

        6.4.1 Property Records. Within sixty (60) days after Closing, ASSIGNOR shall deliver to ASSIGNEE the originals or legible copies of the Property Records, at a location designated by ASSIGNEE. Any transportation, postage or delivery costs from ASSIGNOR's offices shall be at ASSIGNEE's sole cost, risk and expense. If ASSIGNOR retains any original Property Records, ASSIGNEE shall have the right to access and review those original Property Records during normal business hours. ASSIGNEE agrees to maintain the Property Records for seven (7) years after Closing. ASSIGNEE shall provide ASSIGNOR and its representatives reasonable access to and the right to copy such Property Records for the purposes of (i) preparing and delivering any accounting provided under this Agreement and adjusting, prorating and settling the charges and credits provided in this Agreement; (ii) complying with any law, rule or regulation affecting ASSIGNOR's interest in the Property prior to the Closing Date; (iii) preparing any audit of the books and records of any third party relating to ASSIGNOR's interest in the Property prior to the Closing Date, or responding to any audit prepared by such third parties; (iv) preparing tax returns;
               (v) responding to or disputing any tax audit; or (vi) asserting, defending or otherwise dealing with any claim or dispute under this Agreement. ASSIGNEE shall notify ASSIGNOR in writing before destroying any Property Records. ASSIGNOR agrees to use all reasonable efforts, but without any obligation to incur any cost or expense in connection therewith, to cooperate with ASSIGNEE's efforts to obtain access to files, records and data relating to the Property not provided by ASSIGNOR which are in the possession of any third party operator of any of the Property.

        6.4.2 Recording and Filing. ASSIGNEE, within thirty (30) days after Closing, shall (i) record all Assignment Documents and all other instruments that must be recorded to effectuate the transfer of the Property; and (ii) file for approval with the applicable government agencies all Assignment Documents and other state and federal transfer documents required to effectuate the transfer of the Property. ASSIGNEE shall provide ASSIGNOR a recorded copy of each Assignment Document and other recorded instruments, and approved copies of the Assignment Documents and other state and federal transfer documents as soon as they are available.

        6.4.3 Change of Operator Requirements. If ASSIGNEE is attempting to succeed ASSIGNOR as operator of any portion of the Property, ASSIGNEE shall promptly file all appropriate forms, declarations or bonds with federal and state agencies relative to its assumption of operations.

        6.4.4 Further Assurances. ASSIGNEE and ASSIGNOR agree to execute and deliver from time to time such further instruments and do such other acts as may be reasonably requested and necessary to effectuate the purposes of this Agreement.

ARTICLE 7.  ASSUMED AND RETAINED RIGHTS AND OBLIGATIONS
            -------------------------------------------

7.1 ASSIGNEE's Rights After Closing. Upon and after Closing, ASSIGNEE will receive and assume all of ASSIGNOR's right, title and interest in the Property, with effect as of the Effective Date.

7.2  ASSIGNEE's Obligations After Closing.

        7.2.1 Description of Obligations. Upon and after Closing, ASSIGNEE will assume, pay and perform all the obligations, liabilities and duties with respect to the ownership and (if applicable) operation of the Property that are attributable to periods on and after the Effective Date (the "ASSIGNEE's Assumed Obligations"). The ASSIGNEE's Assumed Obligations include:

               (i)  Responsibility  for payment of all  operating  expenses  and
                    capital   expenditures   related   to   the   Property   and
                    attributable to the period on and after the Effective Date;

               (ii) Responsibility  for  performance  of all express and implied obligations and covenants under the terms of the Leases, other instruments of record in the chain of title, the Related Contracts and all other orders and contracts to which the Property or the operation thereof is subject arising on and after the Effective Date;

               (iii)Responsibility  for  payment  of all  royalties,  overriding royalties, production payments, net profits obligations, rentals, shut-in payments and other burdens or encumbrances to which the Property is subject that are attributable to periods on and after the Effective Date;

               (iv) Responsibility for proper accounting for and disbursement of production proceeds from the Property attributable to periods on and after the Effective Date, including funds in any suspense accounts received from ASSIGNOR;

               (v) Responsibility for compliance with all applicable laws, ordinances, rules and regulations pertaining to the Property, and the procurement and maintenance of all permits required by public authorities in connection with the Property on and after the Effective Date;

               (vi) The Plugging and Abandonment Obligations,  the Environmental
                    Obligations, and all other obligations assumed by ASSIGNEE under this Agreement; and

               (vii)Responsibility for all obligations  related to the Post-Sale
                    Hydrocarbon Imbalances.

        7.2.2 Non-Operator's Obligations. With respect to (i) any part of the Property for which ASSIGNEE is not duly elected operator, or (ii) any non-operating interests in the Property, ASSIGNEE shall assume full responsibility and liability for ASSIGNEE's Assumed Obligations with respect to the non-operating interests being conveyed and assigned under this Agreement.

7.3  ASSIGNOR's Obligations After Closing.

        7.3.1 Description of Obligations. After Closing, ASSIGNOR will retain responsibility for all liabilities, obligations and duties with respect to the ownership and (if applicable) operation of the Property that are attributable to periods before the Effective Date, except as otherwise specifically provided in this Agreement (the "ASSIGNOR's Retained Obligations"). The ASSIGNOR's Retained Obligations include:

               (i)  Responsibility for the payment of all operating expenses and
                    capital   expenditures   related   to   the   Property   and
                    attributable to the period prior to the Effective Date;

              (ii) Responsibility for performance of all express and implied obligations and covenants under the terms of the Leases, other instruments in the chain of title, the Related Contracts and all other orders and contracts to which the Property is subject arising before the Effective Date;

             (iii) Responsibility for payment of all royalties, overriding royalties, production payments, net profits obligations, rentals, shut-in payments and other burdens or encumbrances to which the Property is subject that are attributable to periods before the Effective Date;

              (iv)  Responsibility for proper accounting for and disbursement of
                    production  proceeds  from  the  Property   attributable  to
                    periods before the Effective Date;

               (v) Responsibility for the exclusions from the Plugging and Abandonment Obligations described in Section 7.4.2, and the exclusions from the Environmental Obligations described in
                    Section 7.5.2; and

              (vi) Responsibility for all obligations related to the Pre-Sale Hydrocarbon Imbalances.

        7.3.2 Non-Operator's Obligations. With respect to (i) any periods of time before the Effective Date during which ASSIGNOR was not operator of the Property, or (ii) any non-operating interests in the Property, ASSIGNOR retains full responsibility and liability for ASSIGNOR's Retained Obligations with respect to the non-operating interests being conveyed and assigned under this Agreement.

7.4  Plugging and Abandonment Obligations.

        7.4.1 ASSIGNEE's Obligations. Upon and after Closing, ASSIGNEE assumes full responsibility and liability for the following plugging and abandonment obligations related to the Property (the "Plugging and Abandonment Obligations"), regardless of whether they are attributable to the ownership or operation of the Property before or after the Effective Date:

               (i)  The   necessary   and  proper   plugging,   replugging   and
                    abandonment of all wells on the Property, whether plugged and abandoned before or after the Effective Date;

              (ii) The necessary and proper removal, abandonment, and disposal of all platforms, structures, pipelines, equipment, abandoned property and junk located on or comprising part of the Property, including junk on the sea floor at the Leases;

              (iii) The  necessary  and proper  capping  and burying of all flow lines associated with the Wells and located on or comprising part of the Property;

              (iv) The necessary and proper restoration of the Property, both surface, sea floor, and subsurface, as may be required by applicable laws, regulation or contract;

               (v) Any necessary clean-up or disposal of Property contaminated by naturally occurring radioactive material ("NORM"), as may be required by applicable laws, regulations or contract;

              (vi) All obligations arising from contractual requirements and demands made by courts, authorized regulatory bodies or parties claiming a vested interest in the Property; and

             (vii) Obtaining and maintaining all bonds, or supplemental or additional bonds, that may be required contractually or by governmental authorities.

        7.4.2 Exclusions from ASSIGNEE's Obligations. ASSIGNEE's obligations under this Section 7.4 do not include any civil or criminal fines or penalties that may be levied against ASSIGNOR or ASSIGNEE by any court or regulatory authority for non-compliance with applicable laws, regulations or orders in connection with the ownership or operation of the Property before the Effective Date.

        7.4.3 Standard of Operations. ASSIGNEE shall conduct all plugging, replugging, abandonment, removal, disposal and restoration operations in a good and workmanlike manner and in compliance with all applicable laws and regulations.

        7.4.4 Non-Operator's Obligations. With respect to any non-operating interests in the Property, ASSIGNEE shall assume full responsibility and liability, from and after the Effective Date, for the Plugging and Abandonment Obligations with respect to the non-operating interests being conveyed and assigned under this Agreement.

        7.4.5 ASSIGNOR's Remedies. ASSIGNEE's liability and obligations under this Section 7.4 are included in the liabilities and obligations to be secured by the bonds, supplemental or additional bonds and/or pledge of securities, as may be established pursuant to
               Section 5.4. If ASSIGNEE defaults in the performance of its obligations pursuant to this Section 7.4, ASSIGNOR, at its option, and after reasonable notice, may complete, or have completed, the plugging, replugging, abandonment, removal, disposal, capping, burying, and restoration operations at ASSIGNEE's expense. Exercise of ASSIGNOR's rights hereunder shall in no way limit ASSIGNOR's rights to seek recovery for any uncompensated damages resulting from such default or to exercise any other legal rights and remedies under this Agreement.

7.5  Environmental Obligations.

        7.5.1 ASSIGNEE's Obligations. Except as provided in Section 7.5.2, upon and after Closing, ASSIGNEE assumes full responsibility and liability for the following occurrences, events and activities on or related to the Property (the "Environmental Obligations"), regardless of whether arising from the ownership or operation of the Property before or after the Effective Date, and regardless of whether resulting from any acts or omissions of ASSIGNOR or the condition of the Property when acquired:

               (i) Environmental pollution or contamination, including pollution or contamination of the soil, sea, groundwater or air by oil, gas, condensate, distillate, other hydrocarbons, brine, NORM or otherwise;

               (ii) Underground injection activities and waste disposal onsite;

               (iii)Clean-up  responses,  and the cost of remediation,  control, assessment or compliance with respect to surface, sea floor, and subsurface pollution caused by spills, pits, ponds or lagoons;

               (iv) Failure  to  comply  with  applicable   land  use,   surface
                    disturbance, licensing or notification requirements;

               (v) Disposal on the Property of any hazardous substances, wastes, materials and products generated by or used in connection with the ownership or operation of the Property before or after the Effective Date; and

               (vi) Non-compliance   with   environmental  or  land  use  rules,
                    regulations, demands or orders of appropriate state or federal regulatory agencies.

        7.5.2 Exclusions from ASSIGNEE's Obligations. ASSIGNEE's Environmental Obligations do not include:

               (i) Any civil or criminal fines or penalties that may be levied against ASSIGNOR by any court or regulatory authority for any such violation of any laws, rules or regulations in connection with the ownership or operation of the Property before the Effective Date, all of which shall remain the responsibility of ASSIGNOR; and

               (ii) Disposal offsite from the Property before the Effective Date of any hazardous substances, wastes, NORM, materials and products generated by or used in connection with the ownership or operation of the Property before the Effective Date.

        7.5.3 Non-Operator's Obligations. With respect to any non-operating interests in the Property being transferred to ASSIGNEE under this Agreement, ASSIGNEE agrees to assume full responsibility and liability, from and after the Effective Date, for the Environmental Obligations with respect to the non-operating interests being conveyed and assigned under this Agreement.

ARTICLE 8.  INDEMNITIES
            -----------

8.1 Definition of Claims. As used in this Agreement, the term "Claims" means any and all losses, liabilities, damages, punitive damages, obligations, expenses, fines, penalties, costs, claims, causes of action and judgments for: (i) breaches of contract; (ii) loss or damage to property, injury to or death of persons, and other tortious injury; and (iii) violations of applicable laws, rules, regulations, orders or any other legal right or duty actionable at law or equity. The term "Claims" also includes reasonable attorneys fees, court costs, and other reasonable costs of litigation resulting from the defense of any claim or cause of action within the scope of the indemnities in this Agreement.

8.2  Application of Indemnities.

        8.2.1 Covered Claims and Parties. All indemnities set forth in this Agreement extend to the officers, directors, employees and affiliates of the party indemnified. Unless this Agreement expressly provides to the contrary, the indemnities set forth in this Agreement apply regardless of whether the indemnified party (or its employees, agents, contractors, successors or assigns) causes, in whole or part, an indemnified Claim, including indemnified Claims arising out of or resulting, in whole or part, from the condition of the Property or the indemnified party's (or its employees', agents', contractors', successors' or assigns') sole or concurrent negligence, strict liability or fault.
               However, the indemnities set forth in this Agreement do not extend to any part of an indemnified Claim that (i) is the result of the gross negligence, willful misconduct or fraud of the indemnified party, (ii) is the result of the imposition of punitive damages on the indemnified party arising from the acts of the indemnified party, or (iii) is the result of the imposition of civil or criminal fines or penalties by any court or regulatory authority on the indemnified party due the indemnified party's failure to comply with applicable laws, regulations or orders.

        8.2.2 Other Limitations. The indemnities of the indemnifying party in this Agreement do not cover or include any amounts that the indemnified party may legally recoup from other third party owners under applicable joint operating agreements or other agreements, or for which the indemnified party is reimbursed by any third party. The indemnities in this Agreement do not relieve the parties to this Agreement from any obligations to third parties. The indemnities of the parties in this Agreement do not relieve the indemnified party from, or extend to cover, any obligations of the indemnified party under the terms of any operating agreement or other cost-sharing arrangement which is applicable to any Claim. There will be no upward or downward adjustment in the Purchase Price as a result of any matter for which ASSIGNEE or ASSIGNOR is indemnified under this Agreement.

8.3 ASSIGNEE's Indemnity. ASSIGNEE shall indemnify, defend and hold ASSIGNOR harmless from and against any and all Claims caused by, resulting from or incidental to:

        8.3.1 ASSIGNEE's Assumed Obligations, including the Plugging and Abandonment Obligations, the Environmental Obligations (except as provided in Section 8.4), and the Post-Sale Hydrocarbon Imbalances;

        8.3.2 If applicable, ASSIGNOR's operation of the Property and any assistance in the transition of operations under Article 10, except to the extent caused by ASSIGNOR's gross negligence or willful misconduct;

        8.3.3 Any obligations for brokerage or finder's fee or commission incurred by ASSIGNEE in connection with its purchase of the Property;

        8.3.4 Any violation by ASSIGNEE of state or federal securities laws, or ASSIGNEE's dealings (including any dealings in breach of ASSIGNEE's warranties and representations in Section 3.3.3) with its partners, investors, financial institutions, assignees and other third parties in connection with the transaction under this Agreement, or any subsequent sale or other disposition of the Property (or portion thereof) by ASSIGNEE, its affiliates or assignees;

        8.3.5 ASSIGNEE's ownership or operation of any portion of the Property reconveyed or reassigned to ASSIGNOR pursuant to Sections 5.4.4 or 5.5.3(ii) due to failure to obtain requisite Consents or government approvals, except to the extent any such Claim is the direct result of ASSIGNOR's ownership or operation of the Property before the Effective Date; and

        8.3.6 ASSIGNEE's inspection of the Property under Section 5.2 and any other provisions of this Agreement, to the extent provided in
               Section 5.2.

8.4 ASSIGNOR's Indemnity. Subject to Section 8.6, ASSIGNOR shall indemnify, defend and hold ASSIGNEE harmless from and against any and all Claims caused by, resulting from or incidental to:

        8.4.1 ASSIGNOR's Retained Obligations, including the exclusions from the Plugging and Abandonment Obligations, the exclusions from the Environmental Obligations assumed by ASSIGNEE in the ASSIGNEE's Assumed Obligations, and the Pre-Sale Hydrocarbon Imbalances;

        8.4.2 Claims against ASSIGNEE by third parties (and third parties only, including governmental agencies) of which ASSIGNEE notifies ASSIGNOR in writing within one (1) year after Closing, to the extent those Claims result from Environmental Obligations that arise from ASSIGNOR's ownership or operation of the Property prior to the Effective Date, but ASSIGNOR shall have no obligation to ASSIGNEE under this Section 8.4 for any such Claim of which ASSIGNOR is not notified in writing by ASSIGNEE within one (1) year after Closing.

        8.4.3 If applicable, ASSIGNOR's operation of the Property and any assistance in the transition of operations under Article 10, to the extent caused by ASSIGNOR's gross negligence or willful misconduct; and

        8.4.4 ASSIGNOR's access to the Property after Closing for the purposes described in Sections 10.1 and 11.4, except to the extent caused by ASSIGNEE's gross negligence or willful misconduct.

8.5 Notices and Defense of Indemnified Claims. Each party shall immediately notify the other party of any Claim of which it becomes aware and for which it is entitled to indemnification from the other party under this Agreement. The indemnifying party shall be obligated to defend at the indemnifying party's sole expense any litigation or other administrative or adversarial proceeding against the indemnified party relating to any Claim for which the indemnifying party has agreed to indemnify and hold the indemnified party harmless under this Agreement. However, the indemnified party shall have the right to participate with the indemnifying party in the defense of any such Claim at its own expense.

8.6 ASSIGNOR's Indemnity Limit. Notwithstanding anything herein to the contrary, (i) in no event shall ASSIGNOR be required to indemnify ASSIGNEE for any Claim or pay any other amount in connection with or with respect to the transactions contemplated in this Agreement in any amount exceeding in the aggregate twenty-five percent (25 %) of the Purchase Price as adjusted pursuant to Section 2.2 and (ii) in no event shall ASSIGNOR be required to indemnify ASSIGNEE for any Claim covered by ASSIGNOR's indemnity under
     Section 8.4, if ASSIGNOR does not receive written notice of the Claim as provided in Section 8.5 within one (1) year after the Closing Date.

8.7 NORM. ASSIGNEE ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT OIL AND GAS PRODUCING FORMATIONS CAN CONTAIN NATURALLY OCCURRING RADIOACTIVE MATERIAL. SCALE FORMATION OR SLUDGE DEPOSITS CAN CONCENTRATE LOW LEVELS OF NORM ON EQUIPMENT, MATERIALS AND OTHER PROPERTY. SOME OR ALL OF THE EQUIPMENT, MATERIALS AND OTHER PROPERTY SUBJECT TO THIS AGREEMENT MAY HAVE LEVELS OF NORM ABOVE BACKGROUND LEVELS. A HEALTH HAZARD MAY EXIST IN CONNECTION WITH THIS EQUIPMENT, MATERIALS AND OTHER PROPERTY BY REASON THEREOF. THEREFORE, ASSIGNEE MAY NEED TO FOLLOW SAFETY PROCEDURES WHEN HANDLING THIS EQUIPMENT, MATERIALS AND OTHER PROPERTY.

8.8 Pending Litigation and Claims. Notwithstanding anything in this Agreement to the contrary, ASSIGNEE shall indemnify, defend and hold ASSIGNOR harmless from and against any Claims resulting from the litigation and claims listed on Exhibit C under the section entitled "ASSIGNEE's Responsibility," except as may otherwise be expressly provided in that Exhibit. ASSIGNOR shall indemnify, defend and hold ASSIGNEE harmless from and against any Claims resulting from the litigation and claims listed on Exhibit C under the section entitled "ASSIGNOR's Responsibility," except as may otherwise be expressly provided in that Exhibit. Furthermore, if ASSIGNEE is a party in any of the litigation listed on Exhibit C against ASSIGNOR, ASSIGNEE shall release ASSIGNOR from its Claims and dismiss such litigation with prejudice. These matters shall not constitute an Adverse Environmental Condition or a Title Defect.

8.9 Waiver of Consequential and Punitive Damages; Data Room Matters. NEITHER ASSIGNEE NOR ASSIGNOR SHALL BE ENTITLED TO RECOVER FROM THE OTHER,
     RESPECTIVELY, AND EACH PARTY RELEASES THE OTHER PARTY FROM, ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES SUFFERED BY SUCH PARTY. ASSIGNEE AND ASSIGNOR BOTH WAIVE, AND RELEASE THE OTHER FROM, ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; PROVIDED, HOWEVER, ANY SUCH DAMAGES RECOVERED BY A THIRD PARTY (OTHER THAN SUBSIDIARIES, AFFILIATES OR PARENTS OF A PARTY) FOR WHICH A PARTY OWES THE OTHER PARTY AN INDEMNITY UNDER THIS ARTICLE 8 SHALL NOT BE WAIVED. ASSIGNEE hereby fully and unconditionally releases ASSIGNOR and their affiliates and subsidiaries and their officer, directors and employees, from any and all Claims, causes of action or damages, if any, arising in favor of ASSIGNEE from ASSIGNOR's data room process and proposal procedures in connection with its sale of the Property.

ARTICLE 9.  TAXES AND EXPENSES
            ------------------

9.1 Recording Expenses. ASSIGNEE shall pay all costs of recording and filing the Assignment Documents for the Property, all other state and federal transfer documents, and any other instruments that must be filed to effectuate the transfer of the Property.

9.2 Ad Valorem, Real Property and Personal Property Taxes. All Ad Valorem Taxes, Real Property Taxes, Personal Property Taxes, and similar obligations ("Property Taxes") on the Property are ASSIGNOR's obligation for periods before the Effective Date and ASSIGNEE's obligation for periods after the Effective Date. If Property Taxes for the current tax year have not been assessed and paid as of the Closing Date, the ASSIGNEE shall file all required reports and returns incident to the Property Taxes and pay the Property Taxes for the current tax year and subsequent periods. The
     ASSIGNOR will reimburse the ASSIGNEE promptly for the ASSIGNOR's proportionate share of these taxes, prorated as of the Effective Date, upon receipt of evidence of the ASSIGNEE's payment of the taxes. If Property Taxes for the current tax year have been assessed and paid as of the
     Closing Date, the ASSIGNEE will reimburse the ASSIGNOR for its proportionate share of these taxes, prorated as of the Effective Date, as a closing adjustment to the Purchase Price, as provided in Section 2.2.

9.3 Severance Taxes. ASSIGNOR shall bear and pay all severance or other taxes measured by Hydrocarbon production from the Property, or the receipt of proceeds therefrom, to the extent attributable to production from the Property before the Effective Date. ASSIGNEE shall bear and pay all such taxes on production from the Property on and after the Effective Date. ASSIGNOR shall withhold and pay on behalf of ASSIGNEE all such taxes on production from the Property between the Effective Date and the Closing Date, if the Closing Date follows the Effective Date, and the amount of any such payment shall be reimbursed to ASSIGNOR as a closing adjustment to the Purchase Price pursuant to Section 2.2. If either party pays taxes owed by the other, upon receipt of evidence of payment the nonpaying party will reimburse the paying party promptly for its proportionate share of such taxes.

9.4  Tax and Financial Reporting.

        9.4.1 IRS Form 8594. If the parties mutually agree that a filing of Form 8594 is required, the parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation of the value of the Property.

        9.4.2 Financial Reporting. ASSIGNOR and ASSIGNEE agree to furnish to each other at Closing or as soon thereafter as practicable any and all information and documents reasonably required to comply with tax and financial reporting requirements and audits.

        9.4.3 Intangible Drilling Cost Recapture. ASSIGNOR and ASSIGNEE agree to furnish to each other, at Closing or as soon as practicable thereafter, data relative to deductions claimed, pursuant to
               Section 263(c) of the Internal Revenue Code of 1986, for intangible drilling costs related to the Property, and any other relevant data to allow each party to calculate the carryover intangible drilling costs associated with the Property that is subject to potential recapture under Section 1254(a) of the Internal Revenue Code of 1986.

9.5 Sales and Use Taxes. ASSIGNEE shall be responsible for and pay all federal, state, or local sales, transfer, gross proceeds, use and similar taxes incident or applicable to the Property it receives under this Agreement, or caused by the transfer of the Property to ASSIGNEE under this Agreement. If ASSIGNOR is required to pay such sales, use or similar taxes on behalf of ASSIGNEE, ASSIGNEE will reimburse ASSIGNOR at Closing for all sales and use taxes due and payable on the transfer of the Property to ASSIGNEE.

9.6 Income Taxes. Each party shall be responsible for its own state and federal income taxes, if any, as may result from this transaction.

9.7 Incidental Expenses. Each party shall bear its own respective expenses incurred in connection with the negotiation and Closing of this transaction, including its own consultants' fees, attorneys' fees, accountants' fees, and other similar costs and expenses.

ARTICLE 10.  OPERATIONS AFTER CLOSING
             ------------------------

10.1 ASSIGNOR-Operated Properties. With respect to any of the Property operated by ASSIGNOR, after Closing and until such time as a successor operator of the Property has been selected in accordance with the applicable operating agreements and approved as operator of the Property by the MMS or state of Louisiana, as applicable (the "Interim Period"), ASSIGNOR shall continue to operate the Property. Such continued operations by ASSIGNOR during the Interim Period shall be for the account of ASSIGNEE and be conducted subject to ASSIGNEE's sole direction and right of control. In addition, ASSIGNOR's operation of the Property during the Interim Period shall be at the sole cost, risk and expense of ASSIGNEE, and such continued operations by ASSIGNOR shall be covered by ASSIGNEE's indemnity set forth in Section
     8.3. In connection with the continued operation of the Property by ASSIGNOR during the Interim Period, ASSIGNOR shall be reimbursed by ASSIGNEE for all costs and expenses incurred by ASSIGNOR with respect thereto, including a charge for overhead in the same manner as provided in the applicable joint operating agreement, except that for any of the Property of which ASSIGNOR is one hundred percent (100%) owner, all attributable costs of production including overhead shall be computed in accordance with ASSIGNOR's existing accounting practices. ASSIGNOR will have no obligation to make capital expenditures or extraordinary operating expenditures in connection with the Property during the Interim Period. Additionally, ASSIGNOR may require ASSIGNEE to prepay on a monthly basis any and all expenses that ASSIGNOR estimates it will pay or incur in connection with the operation of the Property. If ASSIGNEE is ultimately selected as operator of the Property, ASSIGNEE will additionally reimburse ASSIGNOR for the amounts of any unpaid operating expenses and capital expenditures of other working interest owners paid or incurred by ASSIGNOR and attributable to operations during the Interim Period. ASSIGNOR will be entitled to retain any overhead payments received from other working interest owners and attributable to operations during the Interim Period. All costs and expenses incurred by ASSIGNOR in conjunction with such continued operations of the Property during the Interim Period shall be reimbursed to ASSIGNOR through an upward adjustment to the Purchase Price in the Final Settlement Statement. To the extent ASSIGNOR continues to operate the Property after the Final Settlement Statement, ASSIGNEE shall reimburse ASSIGNOR periodically upon receipt of ASSIGNOR's invoice therefor (unpaid invoices shall bear simple annual interest at the maximum allowed by the state of Louisiana). It is further expressly agreed and understood that once ASSIGNEE has been approved as operator of the Property by the MMS or other applicable agency, and the provisions of Section 5.4 have been complied with, ASSIGNOR shall not be obligated to continue operating any of the Property and ASSIGNEE will immediately assume full responsibility therefore and assume all operations thereon. After ASSIGNEE assumes operations of the Property, ASSIGNOR shall be granted access and reasonable ingress and egress onto and across the Property without any requirement of payment by ASSIGNOR to ASSIGNEE but otherwise at ASSIGNOR's sole risk, cost and expense to allow ASSIGNOR to remove from the Property any of its property excluded from this Agreement under Section 1.2, and any such access, ingress and egress shall be covered by ASSIGNOR's indemnity set forth in Section 8.4. ASSIGNOR shall make its personnel available to ASSIGNEE as may be reasonably necessary to assist in the transition of operations, and any such assistance shall be covered by ASSIGNEE's indemnity set forth in Section 8.3. ASSIGNOR does not warrant or guarantee that ASSIGNEE will become the operator of the Property or any portion thereof, as such matter will be controlled by the applicable operating agreement(s) and MMS or state of Louisiana regulatory requirements and approval. ASSIGNEE shall comply with all balloting procedures under such operating agreement(s) for the election of the successor operator to ASSIGNOR.

10.2 ASSIGNEE's Approval. In conducting operations after the Closing Date, ASSIGNOR shall have no duty to ASSIGNEE other than to follow ASSIGNEE's explicit instructions, except that ASSIGNOR shall (other than for emergency action taken in the face of serious risk of life, property or the environment), (i) obtain ASSIGNEE's prior written approval of all expenditures and proposed contracts and agreements, or amendments to existing contracts and agreements relating to the Property that involve individual commitments of more than $50,000 net to ASSIGNEE's interest in the Property; and (ii) obtain ASSIGNEE's written approval before voting under any operating, unit, joint venture or similar agreement. ASSIGNOR shall notify ASSIGNEE of any emergency action taken, and to the extent reasonably practicable, obtain ASSIGNEE's prior approval of such actions. However, except for emergency action that must be taken in the face of serious risk of life, property or the environment, ASSIGNOR will have no obligation to undertake any actions with respect to the Property that are not required in the course of the normal operation of the Property.

ARTICLE 11.  MISCELLANEOUS
             -------------

11.1 Preferential Right to Purchase and Process Production.

        11.1.1 ASSIGNOR's Right and Option. ASSIGNOR reserves and shall have the ongoing preferential right and option, but not the obligation, to purchase oil, condensate or other liquid Hydrocarbons ("Liquid Hydrocarbons") produced from the Property, and payment for such Liquid Hydrocarbons shall be at the same price and under the same terms and conditions offered to ASSIGNEE in any bona fide offer from a third party purchaser. If ASSIGNEE does not have a bona fide offer from a third party purchaser, then payment for such Liquid Hydrocarbons shall be at ASSIGNOR's posted price as specified in ASSIGNOR's posted price bulletin in effect on the delivery date for Liquid Hydrocarbons of like kind and quality to that produced from the Property (currently Conoco's South Louisiana Sweet (Onshore) posting), less per barrel taxes and transportation deductions. If ASSIGNOR does not have a posted price for Liquid Hydrocarbons from the Property, then payment for such Liquid Hydrocarbons shall be based on the published price of another major oil company on which ASSIGNOR and ASSIGNEE mutually agree, in effect on the delivery date for Liquid Hydrocarbons of like kind, quality, and location, less per barrel taxes and transportation deductions. ASSIGNOR also reserves and shall have the preferential right and option to purchase or process natural and casinghead gas, or other gaseous Hydrocarbons ("Gaseous Hydrocarbons") produced from the Property, with payment for the Gaseous Hydrocarbons purchased and/or gas products recovered to be at the same price and under the same terms and conditions offered to ASSIGNEE in any bona fide offer from a third party purchaser. If ASSIGNEE does not have a bona fide offer from a third party purchaser, then the price will be determined on the basis of an agreement between ASSIGNOR and ASSIGNEE containing terms generally acceptable in the area.

        11.1.2 Third-Party Offers. If ASSIGNEE receives from a responsible, unaffiliated third-party a bona fide offer acceptable to ASSIGNEE to purchase Liquid Hydrocarbons or purchase and/or process Gaseous Hydrocarbons from the Property it receives, ASSIGNEE shall furnish ASSIGNOR a copy of this offer as written on the letterhead of the third-party offeror. ASSIGNOR shall then have one (1) day (or such shorter period as may be mutually agreeable to the parties) after receiving a copy of the offer to either waive its right or elect to purchase and/or process the Liquid Hydrocarbons or Gaseous Hydrocarbons, as applicable, on terms substantially equivalent to those offered to ASSIGNEE by the third-party offeror or on more favorable terms and conditions to ASSIGNEE. Failure to timely reply to ASSIGNEE's notice will be a one-time waiver of ASSIGNOR's preferential rights under this
               Section 11.1. Once waived, and if ASSIGNEE accepts the third-party offer, the preferential rights under this Section
               11.1 will not be enforceable during the term of any sale or processing contract between ASSIGNEE and the third-party offeror. However, ASSIGNEE agrees not to enter into any sale or processing contract with a third-party offeror with a term in excess of six months in duration.

        11.1.3 Miscellaneous.

               (i) The preferential rights in this Section 11.1 shall be subject to the expiration of any existing contracts for the purchase of Liquid Hydrocarbons or Gaseous Hydrocarbons from the Property between ASSIGNOR and third-party purchasers that are assigned to ASSIGNEE as part of the Related Contracts.

               (ii) The failure of ASSIGNOR to exercise its preferential  rights to purchase Liquid Hydrocarbons or Gaseous Hydrocarbons from the Property under this Section 11.1 at any time or times shall not constitute a waiver of those preferential rights.

               (iii)For the  purposes of this  Agreement,  any exchange or other disposition of Liquid Hydrocarbons or Gaseous Hydrocarbons from the Property will be considered a sale under this
                    Section 11.1 and subject to ASSIGNOR's preferential rights under this Section 11.1.

               (iv) The  preferential  rights in this  Section  11.1  shall be a covenant running with the land.

11.2 Dispute Resolution. Any dispute concerning this Agreement (other than Claims by a third party in litigation for which a party to this Agreement is claiming indemnity) shall be resolved under the mediation and binding arbitration procedures set forth in Exhibit H. Compliance with this Section
     11.2 and the procedures set forth in Exhibit H shall constitute a condition precedent to either party seeking judicial enforcement of any provisions of this Agreement. The parties agree that the provisions of Exhibit H are a severable, independent arbitration agreement separately enforceable from the remainder of this Agreement.

11.3 Suspense Accounts. At ASSIGNOR's option and as soon as practical after the Closing, ASSIGNOR shall transfer to ASSIGNEE all funds held by ASSIGNOR in suspense related to proceeds of production and attributable to third parties' interests in the Leases or Hydrocarbon production from the Leases (but not including any suspended funds relating to any Claims described in Exhibit C), including funds suspended awaiting minimum disbursement requirements, funds suspended under division orders and funds suspended for title and other defects. If such funds are transferred to ASSIGNEE, ASSIGNEE agrees to administer all such accounts and assume all payment obligations relating thereto in accordance with all applicable laws, rules and regulations, and shall be liable for the payment thereof to the proper parties.

11.4 ASSIGNOR's Marks and Logos; Post-Closing Inspections. With respect to any of the Property that ASSIGNOR operates, ASSIGNEE agrees that within thirty
     (30) days after Closing or within thirty (30) days after operations are actually transferred, whichever is later, it will remove or cause to be removed the names and marks used by ASSIGNOR and all variations and derivatives thereof and logos relating thereto from the Property and will not thereafter make any use whatsoever of such names, marks and logos. If ASSIGNEE fails to comply with this Section 11.4, ASSIGNOR shall have access to the Property in order to remove such names, marks, and logos, all at ASSIGNEE's expense. ASSIGNOR shall also have the right, during reasonable business hours, to audit all records (excepting federal tax records and records subject to the attorney/client privilege) of ASSIGNEE pertaining to the Property for a period of two years from Closing. ASSIGNOR at its sole cost shall have the right at any time after Closing to reasonable access to the Property for the purpose of inspecting ASSIGNEE's compliance with the terms of this Agreement; provided, however, ASSIGNOR shall repair any damage to the Property resulting from such inspections and any such access shall be covered by ASSIGNOR's indemnity set forth in Section 8.4.

11.5 Survival of Representations and Warranties. All of the representations, warranties, covenants, indemnities and agreements of or by the parties to this Agreement will survive the Closing, the execution and delivery of the Assignment Documents and other instruments under this Agreement, and the transfer of the Property between the parties; and they shall not be merged into or superseded by the Assignment Documents or other documents delivered at Closing. However, neither party to this Agreement will be entitled to make a Claim against the other party in connection with the inaccuracy of the representations and warranties of the other party in this Agreement unless the other party is notified of that Claim in writing within one (1) year after the Closing Date.

11.6 Public Announcements. Neither party may make press releases or other public announcements concerning this transaction, without the other party's prior written approval and agreement to the form of the announcement, except as may be required by applicable laws or rules and regulations of any governmental agency or stock exchange.

11.7 Notices. All notices under this Agreement must be in writing. Any notice under this Agreement may be given by personal delivery, facsimile transmission, U.S. mail (postage prepaid), or commercial delivery service, and will be deemed duly given when received by the party charged with such notice and addressed as follows:

         If to ASSIGNOR:      CONOCO INC.
                              600 North Dairy Ashford
                              Houston, Texas  77079
                              Attention:  Manager, Acquisitions and Divestitures
                              Fax No.:  (281) 293-5088
                              Telephone:  (281) 293-1000

                              CONOCO OFFSHORE PIPE LINE COMPANY
                              600 N. Dairy Ashford
                              Houston, Texas  77079
                              Attention:  W. M. Hicks, Vice President
                              Fax No.:  (281) 293-3024
                              Telephone:  (281) 293-2491

         with copy to:        CONOCO INC.
                              1000 South Pine
                              P. O. Box 1267
                              Ponca City, Oklahoma  74603
                              Attention:  Manager, Real Property Administration
                              Fax No.:  (405) 767-5479
                              Telephone:  (405) 767-2233

         If to ASSIGNEE:      STONE ENERGY CORPORATION
                              625 East Kaliste Saloom Road
                              Lafayette, Louisiana  70508
                              Attention:  E. J. Louviere
                              Title:  Vice President, Land
                              Fax No.:  (337) 237-0996
                              Telephone:  (337) 272-0415

     Any party, by written notice to the other, may change the address or the individual to which or to whom notices are to be sent under this Agreement.

11.8 Effective Date. The Effective Date of this Agreement will be 11:59 p.m., local time, where the Property is located, on December 31, 2001.

11.9 Binding Effect; Assignment. Except as expressly provided in Section 2.7, prior to the later of the Closing Date or the Effective Date neither party may assign its rights or obligations under this Agreement without the prior written consent of the other, which may be withheld for any reason including convenience. If ASSIGNEE sells, transfers or assigns all or a portion of the Property, (i) this Agreement shall remain in effect between ASSIGNEE and ASSIGNOR as to all the Property regardless of such sale or assignment (and ASSIGNEE will remain obligated hereunder), and (ii) ASSIGNEE shall require its successors and assigns expressly to assume its obligations under this Agreement, to the extent related or applicable to the Property or portion thereof acquired by them.

11.10Entire Agreement and Amendment. This Agreement,  together with any relevant confidentiality agreement referred to in Section 5.1, constitutes the entire understanding between the parties, replacing and superseding all prior negotiations, discussions, arrangements, agreements and understandings between the parties regarding the subject transaction and subject matter hereof (whether written or oral), excepting any written agreements that may be executed by the parties concurrently or after the execution of this Agreement. No other agreement, statement or promise made by any party, or to any employee, officer or agent of any party, which is not contained in this Agreement shall be binding or valid. This Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by the parties hereto.

11.11Interpretation. The parties stipulate and agree that this Agreement shall be deemed and considered for all purposes to have been jointly prepared by the parties, and shall not be construed against any one party (nor shall any inference or presumption be made) on the basis of who drafted this Agreement or any particular provision hereof, who supplied the form of Agreement, or any other event of the negotiation, drafting or execution of this Agreement. Each party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates. In construing this Agreement, the following principles will apply.

       11.11.1 Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

       11.11.2 The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

        1.11.3 A defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined.

       11.11.4 If there is any conflict or inconsistency between the provisions of the main body of this Agreement and the provisions of any Appendix, Exhibit, Schedule or executed Assignment Document, the provisions of this Agreement shall take precedence. If there is any conflict between the provisions of any pro forma Assignment Document or other transaction documents attached to this Agreement as an Appendix, Exhibit or Schedule and the provisions of any Assignment Documents and other transaction documents actually executed by the parties, the provisions of the executed Assignment Documents and other executed transaction documents shall take precedence.

       11.11.5 The omission of certain provisions of this Agreement from the Assignment Documents does not constitute a conflict or inconsistency between this Agreement and the Assignment Documents, and will not effect a merger of the omitted provisions. To the fullest extent permitted by law, all provisions of this Agreement are hereby deemed incorporated into the Assignment Documents by reference.

       11.11.6 The underlined Article, Section and Exhibit references in this Agreement refer to the Articles, Sections and Exhibits of this Agreement. The headings and titles in this Agreement are for convenience only and shall have no significance in interpreting or otherwise affect the meaning of this Agreement.

       11.11.7 The plural shall be deemed to include the singular, and vice versa

       11.11.8 The term "knowledge" as applied to either party, shall mean the actual knowledge of such party's officers and directors, and its employees, agents, or representatives at a supervisory level and above.

11.12Third-Party Beneficiaries. It is understood and agreed that there shall be no third-party beneficiary of this Agreement, and that the provisions hereof do not impart enforceable rights, benefits, or remedies in anyone who is not a party or a successor or assignee of a party hereto.

11.13Successors and Assigns.  This Agreement  binds and inures to the benefit of the parties hereto their respective permitted successors and assigns, and all the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall be enforceable by the parties hereto and their respective permitted successors and assigns.

11.14Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable and if it cannot be so modified, it shall be deemed deleted and the remainder of the Agreement shall continue and remain in full force and effect.

11.15Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one document.

11.16Governing Law. THIS AGREEMENT  SHALL BE GOVERNED,  CONSTRUED,  AND ENFORCED
     IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.

11.17Exhibits.   The  Appendices,   Exhibits  and  Schedules  attached  to  this
     Agreement are incorporated into and made a part of this Agreement and, prior to Closing, ASSIGNOR and ASSIGNEE agree to revise or supplement the Appendices, Exhibits and Schedules, as and if necessary to more accurately describe the information mutually intended by the parties to be reflected thereon.

11.18Waiver.  Any  of  the  terms,   provisions,   covenants,   representations,
     warranties or conditions hereof may be waived only by a written instrument executed by the party waiving compliance. Except as otherwise expressly provided in this Agreement, the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

11.19 Default and Remedies.

       11.19.1 ASSIGNOR's  Remedies.  Upon failure of ASSIGNEE to perform any of the  obligations  under  this  Agreement  to be  performed  by
               ASSIGNEE prior to and on the Closing Date, ASSIGNOR, at ASSIGNOR's sole option, may (i) enforce specific performance, or
               (ii) terminate this Agreement and retain the Performance Deposit as agreed liquidated damages and not as a penalty. The remedies set forth in this Section 11.19.1 shall be ASSIGNOR's sole and exclusive remedies for any such default, and ASSIGNOR hereby expressly waives and releases all other remedies (except as provided in Section 11.19.4).

       11.19.2 ASSIGNEE's Remedies. Upon failure of ASSIGNOR to perform any of the obligations to be performed by ASSIGNOR prior to and on the Closing Date, ASSIGNEE, at ASSIGNEE's sole option, may (i) enforce specific performance, or (ii) terminate this Agreement and receive back the Performance Deposit (without interest) from ASSIGNOR. The remedies set forth in this Section 11.19.2 shall be ASSIGNEE's sole and exclusive remedies for such default, and ASSIGNEE hereby expressly waives and releases all other remedies (except as provided in Section 11.19.4).

       11.19.3 Effect  of  Termination.   Notwithstanding  anything  to  the
               contrary in this Agreement (except Section 11.19.4), in the event of termination of this Agreement, the transaction shall not close and this Agreement shall become void and have no further effect whatsoever, and neither ASSIGNEE nor ASSIGNOR shall have any further liability, obligations, right or duty to the other under this Agreement, except as provided in Sections 11.19.1, 11.19.2, and 11.19.4, as applicable.

       11.19.4 Other Remedies. Notwithstanding the provisions of Sections 11.19.1, 11.19.2 and 11.19.3, termination of this Agreement shall not prejudice or impair ASSIGNOR's or ASSIGNEE's rights and obligations under Sections 5.1 (and the confidentiality agreements referenced therein), 5.2 (ASSIGNEE's inspections),
               5.3.2 (confidentiality of environmental data), and 11.2 (dispute resolution), and such other portions of this Agreement as are necessary to the enforcement and construction of Sections 5.1, 5.2, 5.3.2, and 11.2.

IN WITNESS WHEREOF, the authorized representatives of Conoco, COPL and Stone execute this Agreement on the dates stated below.


CONOCO INC.                                          STONE ENERGY CORPORATION
(formerly Continental Oil Company,
Charter Number 0917525)

By:    /s/ W.E. Earnest                      By:    /s/ D. Peter Canty
       ____________________________                _____________________________

Name:  W. E. Earnest                         Name:   D. Peter Canty
       ____________________________                _____________________________
Title: Attorney-in-Fact                      Title:  President and CEO
       ____________________________                _____________________________
Date:  October 8, 2001                       Date:   October 8, 2001
       ____________________________                _____________________________

Witnesses: ________________________      Witnesses:_____________________________

           ________________________                _____________________________


CONOCO OFFSHORE PIPE LINE COMPANY

By:      /s/ W.M. Hicks
         ______________________________
Name:    W.M. Hicks
         ______________________________
Title:   Vice-President
         ______________________________
Date:    October 8, 2001
         ______________________________

Witnesses: ___________________________

           ___________________________